UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LANTRONIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

48 Discovery, Suite 250
Irvine, California 92618
www.lantronix.com
September 30, 2024
Dear Fellow Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Lantronix, Inc., a Delaware corporation, which will be held at our corporate headquarters located at 48 Discovery, Suite 250, Irvine, California 92618, on November 5, 2024, at 9:00 a.m. Pacific time.
Details of the business to be conducted at the annual meeting are included in the accompanying Notice of 2024 Annual Meeting of Stockholders and Proxy Statement.
It is important that your shares be represented at the annual meeting and voted in accordance with your instructions. Whether or not you plan to attend the meeting, we urge you to submit your proxy or voting instructions as promptly as possible so that your shares will be voted at the meeting. This will not limit your right to vote in person or to attend the meeting.
We look forward to seeing you at the upcoming annual meeting.

Sincerely,

Jason Cohenour
Chairman of the Board

LANTRONIX, INC.
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 5, 2024
The 2024 Annual Meeting of Stockholders for Lantronix, Inc., a Delaware corporation, will be held at our corporate headquarters located at 48 Discovery, Suite 250, Irvine, California 92618, on November 5, 2024, at 9:00 a.m. Pacific time, for the following purposes:
1.
To elect the five director nominees named in the accompanying proxy statement (Saleel Awsare, Philip Brace, Narbeh Derhacobian, Kevin Palatnik and Hoshi Printer) to the board of directors, each to serve until our next annual meeting of stockholders and until his successor is duly elected and qualified, or until the director’s earlier resignation or removal;

2.	To ratify the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2025;
3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as described in the proxy statement accompanying this notice;
4.	To approve an amendment to our 2020 Performance Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,800,000 shares; and
5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
The foregoing proposals are more fully described in the proxy statement accompanying this notice. Stockholders of record who owned our common stock at the close of business on September 9, 2024 are entitled to attend and vote at the annual meeting.
The board of directors recommends that you vote your shares “FOR” each of the director nominees included in Proposal 1 in the proxy statement accompanying this notice, and “FOR” Proposals 2, 3 and 4.
Your vote is very important. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form or submit your proxy or voting instructions through the Internet or by telephone as promptly as possible in order to ensure your shares are represented at the annual meeting. Even if you have voted by proxy, you may still vote in person at the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from the broker, bank or other nominee that holds your shares.

By Order of the Board of Directors,

Irvine, California	Saleel Awsare
September 30, 2024	President, Chief Executive Officer and Director

LANTRONIX, INC.
PROXY STATEMENT FOR THE
2024 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR THE
2024 ANNUAL MEETING OF STOCKHOLDERS
We cordially invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) for Lantronix, Inc. (sometimes referred to as, the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held at 9:00 a.m. Pacific time on November 5, 2024, at the Company’s corporate headquarters, located at 48 Discovery, Suite 250, Irvine, California 92618.
This proxy statement is being furnished by and on behalf of our board of directors (the “Board”) in connection with the solicitation of proxies to be voted at the Annual Meeting. This proxy statement describes issues on which the Company is asking you, as a stockholder, to vote and provides information that will allow you to make an informed voting decision.
The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders of record is September 30, 2024. If you hold your shares through a broker, bank or other nominee, this proxy statement and a voting instruction form are being forwarded to you by such broker, bank or other nominee.
References in this proxy statement to fiscal years refer to the fiscal year ended June 30 of the referenced year. For example, “fiscal 2023” refers to the fiscal year ended June 30, 2023, “fiscal 2024” refers to the fiscal year ended June 30, 2024, and “fiscal 2025” refers to the fiscal year ending June 30, 2025.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
This proxy statement and our Annual Report on Form 10-K for fiscal year 2024 are available on the Internet at www.proxyvote.com by using the control number provided on your proxy card. You can also view the proxy materials on our website at www.lantronix.com.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
The following questions and answers are intended to briefly address potential questions regarding this proxy statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the proxy statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided in this proxy statement.
When and where will the Annual Meeting be held?
The date, time and place of the Annual Meeting are:
November 5, 2024
9:00 a.m. Pacific time
Lantronix, Inc. Corporate Headquarters
48 Discovery, Suite 250
Irvine, California 92618
Who can vote?
You are entitled to vote your shares of common stock if you were the owner of the shares as of the close of business on September 9, 2024 (the “Record Date”). As of the Record Date, there were a total of 38,094,723 shares of our common stock outstanding and entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock that you own.

What matters will be voted upon at the Annual Meeting?
The only matters we currently expect will be voted on at the Annual Meeting are the following proposals, which are described in this proxy statement:
1.	the election of five directors to the Board;
2.	a non-binding, advisory vote on the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2025;
3.	a non-binding, advisory vote on the compensation paid to our named executive officers as described in this proxy statement; and
4.	the approval of an amendment to our 2020 Performance Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,800,000 shares.
What if other matters come up at the Annual Meeting?
If other matters are properly presented at the Annual Meeting, the proxies designated in the accompanying proxy card or voting instruction form will vote your shares in their discretion.
How many shares must be present to convene the Annual Meeting?
We will convene the Annual Meeting if stockholders representing the required quorum of shares of common stock either sign and return their proxy card or voting instruction form, vote through the Internet or by telephone, or attend the meeting in person. A majority of the shares of our issued and outstanding common stock entitled to vote at the Annual Meeting present in person or represented by proxy will constitute a quorum. If you sign and return your proxy card or voting instruction form or vote through the Internet or by telephone, your shares will be counted in determining whether a quorum is present at the Annual Meeting even if you abstain from voting on any of the proposals. In addition, if you hold your shares in street name (i.e., through a broker, bank or other nominee), your shares may also be counted for purposes of determining whether a quorum is present at the Annual Meeting even if you do not submit voting instructions to your broker. See “How are broker non-votes treated?” below.
How are broker non-votes treated?
If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker has authority under New York Stock Exchange rules applicable to brokers to vote your shares in its discretion on certain “routine” matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal 2 relating to the ratification of the appointment of our independent registered public accountants is considered a “routine” matter. Accordingly, your shares may be voted on Proposal 2 if they are held in the name of a broker, even if you do not provide the broker with voting instructions. Proposal 1 relating to the election of five directors to the Board and Proposals 3 and 4 relating to the advisory vote on compensation of our named executive officers and the amendment to our 2020 Performance Incentive Plan, respectively, are considered “non-routine” matters. Therefore, if your broker exercises its discretion to vote on Proposal 2, your shares will be counted as present and entitled to vote for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of Proposals 1, 3 and 4 at the Annual Meeting.
What vote is required to elect a director?
For Proposal 1, you may vote “FOR” or “AGAINST” each director nominee, or you may abstain from voting. A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. For purposes of the election of directors, abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.
What happens if a majority of the votes cast are not voted in favor of a director nominee?
Pursuant to the procedures established by the Corporate Governance and Nominating Committee of the Board, each incumbent director has submitted to the Chair of the Corporate Governance and Nominating Committee in writing such director’s irrevocable resignation which will be effective upon (1) the failure of such director to receive the required vote at any annual or special meeting at which such director is nominated for re-election and (2) Board acceptance of the resignation. If a nominee fails to receive a majority of the votes cast in the director election, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.
What is the required vote for approval of Proposals 2, 3 and 4?
For each of Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST,” or you may abstain from voting. Approval of Proposals 2, 3 and 4 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposals 2, 3 and 4, abstentions will be treated as shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting, so abstaining will have the same effect as voting against the proposal. Broker non-votes will not be counted in determining the outcome of Proposals 3 and 4. There are not expected to be any broker non-votes on Proposal 2. See “How are broker non-votes treated?” above.
How do I vote?
The procedures for voting are described below, based upon your form of ownership.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy using the enclosed proxy card, through the Internet or by telephone. The procedures for voting by proxy are as follows:
•
To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail.

•
To vote by proxy through the Internet, go to www.proxyvote.com and follow the instructions provided. Please have your proxy card in hand when accessing the website, as it contains a control number required to vote.

•
To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” (1-800-690-6903) using a touch-tone phone and follow the recorded instructions. Please have your proxy card in hand when calling, as it contains a control number required to vote.

If you hold shares as a stockholder of record and choose to vote by mail, your proxy card must be received before the commencement of voting at the Annual Meeting. If you choose to vote your shares electronically via the Internet or by telephone, your vote by proxy must be received prior to 11:59 p.m. Eastern time on November 4, 2024, the day before the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, the organization that holds your shares should have forwarded you a voting instruction form with these proxy materials. To ensure that your vote is counted, please follow the instructions provided by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee in whose name the shares are registered.
How does the Board recommend that I vote?
The Board recommends that you vote your shares “FOR” each of the nominees for election to the Board named in Proposal 1, and “FOR” Proposals 2, 3 and 4.

Can I change my vote after I submit my proxy?
Yes. If you are a stockholder of record, you can change your vote at any time before the vote on a proposal by:
•	executing or authorizing, dating and delivering to us a new proxy through the Internet, by telephone or mail prior to the Annual Meeting;
•	giving us a written notice revoking your proxy card; or
•	attending the Annual Meeting and voting your shares in person.
Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card or authorization with the latest date.
You may send your proxy revocation notice to Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary. Any proxy revocation notice mailed to Lantronix must be received by our Corporate Secretary on or before 11:59 p.m. Eastern time on November 4, 2024.
If you are a stockholder of record, any revocation of or change to a previously submitted proxy must be received by the deadline set forth above under “How do I vote?”
If you hold your shares through a broker, bank or other nominee, you must follow the directions and comply with the deadlines received from such broker, bank or other nominee to change any previously submitting voting instructions.
Can I vote in person at the Annual Meeting rather than by authorizing a proxy holder?
Yes. Although we encourage you to complete and return a proxy card or voting instruction form or to vote through the Internet or by telephone to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person even if you have submitted a proxy card or voting instruction form or voted through the Internet or by telephone. If you are a beneficial owner and you want to vote in person at the Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee in whose name the shares are registered.
How will my shares be voted?
Any proxy that you properly submit and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons designated as proxy holders in the accompanying proxy card will vote your shares:
•	“FOR” the election of each of the five nominees for director;
•	“FOR” the proposal to ratify, on a non-binding, advisory basis, the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2025;
•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in this proxy statement; and
•	“FOR” the approval of the amendment to our 2020 Performance Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,800,000 shares.
In the event any director nominee is unable or unwilling for good cause to serve as a director if elected at the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card(s) will vote for the election of such person or persons as may be designated by the present Board or the Board may reduce the number of directors on the Board. As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. We do not presently know of any such other business.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
If you share an address with another stockholder, you will receive only one set of proxy materials unless you have provided instructions to the contrary. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you wish to receive a separate set of proxy materials, please send your request to: Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary, or contact our Corporate Secretary by phone at (949) 453-3990. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?
Stockholder Proposals Under Rule 14a-8. In order for a stockholder proposal to be eligible for inclusion in our proxy statement under SEC rules for the 2025 Annual Meeting of Stockholders, the written proposal must be received by our Corporate Secretary at our offices no later than the close of business on June 2, 2025 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary.
Stockholder Proposals Under the Company’s Amended and Restated Bylaws. Currently, our Amended and Restated Bylaws (the “Bylaws”) provide that, in order for a stockholder proposal to be submitted at the 2025 Annual Meeting of Stockholders, including nominations for candidates for election as directors, written notice to our Corporate Secretary of such proposal must be received at our principal executive offices:
•	not earlier than July 8, 2025; and
•	not later than August 7, 2025.
If the date of the 2025 Annual Meeting of Stockholders is moved more than 30 days before or 70 days after the first anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 under the Exchange Act, must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:
•	70 days prior to the meeting; and
•	10 days after public announcement of the meeting date.
Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2025 Annual Meeting of Stockholders. Stockholders should contact the Corporate Secretary in writing at 48 Discovery, Suite 250, Irvine, California 92618, to obtain additional information as to the proper form and content of stockholder nominations or proposals.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting of Stockholders must deliver written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act no later than September 6, 2025. If we change the date of our 2025 Annual Meeting of Stockholders to a date that is more than 30 calendar days from the first anniversary of this year’s Annual Meeting, the written notice must be received by the later of the 60th day prior to our 2025 Annual Meeting of Stockholders, or the 10th day following the day on which we publicly announce the date of our 2025 Annual Meeting of Stockholders. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.
The stockholder proposal submission requirements set forth in our Bylaws are independent of, and in addition to, the notice requirements under Rule 14a-8, as discussed above, for inclusion of a stockholder proposal in our proxy materials.
Who pays for this proxy solicitation?
We do. In addition to sending you these proxy materials, some of our employees may contact you by mail, telephone, facsimile, email or personal solicitation. None of these employees will receive any extra compensation for doing this. We will, at our expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.
Where can I find voting results of the Annual Meeting?
We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Guidelines
The Board has established Corporate Governance Guidelines that it follows in matters of corporate governance, which are posted under the “About Us - Investor Relations” section of our website at www.lantronix.com. The information included on or accessed through our website shall not be incorporated into or otherwise be made a part of this proxy statement.
The following includes a summary of our Corporate Governance Guidelines and additional information regarding our Board.
Nomination of Director Candidates
The Corporate Governance and Nominating Committee considers candidates for Board membership and recommends director nominees to the Board for consideration and approval. There are no specific minimum qualifications that a director must possess to be nominated. However, the Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the size and composition of the existing Board, and based on the nominee’s qualifications, such as: independence from management; depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the Company’s business; education and professional background; judgment, skill, integrity and reputation; existing commitments to other businesses as a director, executive or owner; personal conflicts of interest, if any; and diversity of skills, backgrounds, experiences and other qualifications, to meet the Company’s ongoing needs. For more information, see below under the caption “Criteria for Director Nominees and Board Diversity.”
Cooperation Agreement
We have entered into a cooperation agreement (the “Cooperation Agreement”) with 180 Degree Capital Corp., dated August 9, 2024, pursuant to which we have agreed, among other things, to take all necessary action as promptly as practicable to nominate Narbeh Derhacobian and Kevin Palatnik for election to the Board at the Annual Meeting and recommend, support and solicit proxies for the election of Mr. Derhacobian and Mr. Palatnik at the Annual Meeting in the same manner as for our other nominees at the Annual Meeting, and ensure that two directors serving on the Board as of the date preceding the date of the Cooperation Agreement will not stand for re-election at the Annual Meeting. Effective August 9, 2024, Mr. Jason Cohenour and Mr. Phu Hoang agreed that they would not stand for re-election at the Annual Meeting in order to ensure our compliance with the Cooperation Agreement.
If either of Mr. Derhacobian and Mr. Palatnik is unable or unwilling to serve as a director for any reason, resigns as a director or is removed as a director during the term of the agreement, the agreement includes certain procedures for the parties to identify and appoint a replacement person or persons. Our obligations with respect to the appointment of any replacement appointees are subject, among other things, to 180 Degree Capital beneficially owning at least 1% of our then outstanding common stock at that time. During the term of the agreement, the size of the Board shall be no greater than six members except with the approval of the Board which includes the approval or abstention of both Mr. Derhacobian and Mr. Palatnik (or any replacement appointees, if applicable).
180 Degree Capital also agreed to certain customary standstill provisions and a voting commitment by 180 Degree Capital for the duration of the Cooperation Agreement. The initial term of the Cooperation Agreement will end on July 23, 2025 or, if earlier, the date that is one hundred twenty days prior to the first anniversary of the Annual Meeting, provided, however, that the term of the agreement will be extended until the date that is the earlier of the date that is fifteen days prior to the deadline for the submission of stockholder nominations for our 2026 (or such later year in the case of successive renewals) annual meeting of stockholders and the date that is one hundred twenty days prior to the first anniversary of our 2025 Annual Meeting (or such later year in the case of successive renewals) if we notify 180 Degree Capital ten days prior to the originally scheduled termination date that we have irrevocably offered Mr. Derhacobian and Mr. Palatnik (or any replacement appointees, if applicable) to re-nominate them for our 2025 Annual Meeting and recommend, support and solicit proxies for their election at our 2025 Annual Meeting in the same manner as for our other nominees at that meeting, unless both of Mr. Derhacobian and Mr. Palatnik (or any replacement appointees, if applicable) resign from the Board prior to the originally scheduled termination date, in which event we will not be obligated to re-nominate, recommend, support or solicit proxies for them and the term of the Cooperation Agreement will end on the originally scheduled termination date.

This summary description of the Cooperation Agreement is not complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which stockholders can access under Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 12, 2024.
Arrangements with Directors or Executive Officers
Other than the nominations of Narbeh Derhacobian and Kevin Palatnik for election to the Board at the Annual Meeting pursuant to the Cooperation Agreement as described above, no arrangement or understanding exists between any of our directors or executive officers and any other person, pursuant to which any of them were selected as our director or executive officer.
Board Composition; Director Independence
Our Board currently consists of six directors: Saleel Awsare, Philip Brace, Jason Cohenour, Phu Hoang, Hoshi Printer and Christa Steele. As noted above, pursuant to our Cooperation Agreement, the Board has nominated Narbeh Derhacobian and Kevin Palatnik for election to the Board at the Annual Meeting. Mr. Cohenour, Mr. Hoang and Ms. Steele are not standing for re-election at the Annual Meeting. Effective as of the date of the Annual Meeting, the size of the Board will be reduced to five directors.
Our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including applicable rules and regulations of the SEC and applicable listing standards of the Nasdaq Stock Market (“Nasdaq”). The Nasdaq listing standards provide that an independent director is one who the Board affirmatively determines is free of any relationship that would interfere with that individual’s exercise of independent judgment. Our Board has reviewed the relationships between the Company, including our subsidiaries and affiliates, and each Board member. Based on its review, the Board has affirmatively determined that Messrs. Brace, Derhacobian, Palatnik and Printer currently have no relationships that would interfere with their exercise of independent judgment and that each of them is “independent” in accordance with applicable listing standards of Nasdaq. The Board previously determined that Jason Cohenour, Phu Hoang and Christa Steele, who are not standing for re-election at the Annual Meeting, and Paul Folino and Heidi Nguyen, who served as directors during fiscal 2024 until our 2023 Annual Meeting of Stockholders, were independent directors in accordance with the applicable listing standards of Nasdaq during their respective periods of service on the Board.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board with the approval of a majority of the directors then in office or as otherwise provided in our Bylaws. While any director (including the Chief Executive Officer or other management director) is eligible for appointment as the Chairman of the Board, the Board’s current preferred governance structure is to have an independent director serve as Chairman of the Board. If, however, the positions of Chairman of the Board and Chief Executive Officer are held by the same person, our Corporate Governance Guidelines provide that one of our independent directors will be designated by a majority of the independent directors to serve as our Lead Independent Director. The Board is currently led by Mr. Cohenour, our independent Chairman of the Board, a position separate from our Chief Executive Officer and President. Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.
Risk Oversight
While our management has primary responsibility for identifying and mitigating risks, the Board has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. At least annually, management and the Board jointly review our strategic goals and associated risks. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:
•
The Audit Committee oversees our risk policies and processes relating to financial statements and financial reporting, as well as investment, capital structure and compliance risks, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Compensation Committee oversees risks associated with our incentive plans, the compensation of executive management, and the effect the compensation structure may have on business decisions.
•	The Corporate Governance and Nominating Committee oversees risks related to our governance structure and the evaluation of individual Board members and committees.
The Board’s risk oversight process builds upon management’s enterprise-wide risk assessment and mitigation processes, which include ongoing monitoring of various material short-, intermediate- and long-term risks including those associated with long-term strategy and business operations, regulatory and legal compliance and financial reporting.
Our Board believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our leadership structure described under “Board Leadership Structure” above.
Meetings of the Board
During fiscal 2024, the Board held 9 meetings. Each director attended 100% of the meetings of the Board held during the period of his or her tenure in fiscal 2024.
Executive Sessions
Although the Chief Executive Officer and other members of senior management are invited to attend meetings of the Board, the members of the Board meet in executive sessions, without executive management present, in conjunction with each of the regularly scheduled meetings of the Board and in special meetings at the discretion of the Board members. Each committee of the Board also meets in executive sessions without executive management present in regularly scheduled meetings and in special meetings at the discretion of the committee members. In addition, the Audit Committee meets quarterly in separate executive sessions with our independent registered public accounting firm and with our Chief Financial Officer.
Director Attendance at Annual Stockholder Meetings
Under our Corporate Governance Guidelines, our directors are expected to attend our annual meetings of stockholders. All of our then-current directors attended the 2023 Annual Meeting of Stockholders, held on November 7, 2023.
Committees of the Board
To facilitate independent director review, and to make the most effective use of our directors’ time and capabilities, the Board has established the following standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The responsibilities of each committee are set forth in a written charter, each of which has been approved by the Board. Each standing committee reviews and assesses the adequacy of its charter on an annual basis. Each such charter is available under the “About Us - Investor Relations” section of our website at www.lantronix.com. The Board is permitted to establish other committees from time to time as it deems appropriate.
Current committee membership and the number of meetings of each committee in fiscal 2024 are shown in the table below. Mr. Awsare is not a member of any committee. Each of the current directors who was a member of a committee attended 100% of the meetings held by each committee of the Board on which he or she served during the period of his or her tenure in fiscal 2024. Immediately following the Annual Meeting, the Board will constitute each standing committee from the directors elected at the Annual Meeting to ensure the committee’s membership meets applicable SEC and Nasdaq requirements.

	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
Philip Brace	—	Chair	Member
Jason Cohenour	Member	Member	—
Phu Hoang	Member	—	Chair
Hoshi Printer	Chair	Member	Member
Christa Steele	Member	—	—
Number of Fiscal 2024 Meetings	5	5	7

Audit Committee
The Audit Committee is composed of four directors, each of whom is independent in accordance with applicable rules of Nasdaq and meets the Nasdaq financial literacy requirements for audit committee service. In addition, the Board has determined that each member of the Audit Committee meets the enhanced independence requirements under the Exchange Act and that Mr. Printer is an “audit committee financial expert” as defined under the rules of the SEC.
The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, risk assessment and risk management, and finance and accounting functions. The Audit Committee also appoints, retains, terminates, determines compensation for, and oversees our independent registered public accounting firm, reviews the scope of the audit by our independent registered public accounting firm, and reviews the effectiveness of our accounting and internal control functions. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties.
In addition, the Audit Committee assists the Board in overseeing the implementation and monitoring of the effectiveness of our Code of Business Conduct and Ethics Policy (“Code of Conduct”). The Audit Committee also reviews, with our management and our independent registered public accounting firm, our policies and procedures with respect to risk assessment and risk management relating to financial statements and financial reporting, as well as investment, capital structure and compliance risk, and the guidelines, policies and processes for monitoring and mitigating those risks. The Audit Committee is also responsible for the review and approval of related party transactions.
Compensation Committee
The Compensation Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards for compensation committee service. The Board has determined that each of the members of the Compensation Committee meets the enhanced independence requirements of Nasdaq and is a “non-employee director” as that term is defined under Rule 16b-3 of the Exchange Act.
The Compensation Committee determines our overall policies on compensation and determines the compensation of our Chief Executive Officer and other executive officers. In addition, the Compensation Committee administers our equity incentive plans and reviews the philosophy and policies behind, and any material risks created by, the salary, bonus and equity compensation arrangements for all employees. The Compensation Committee also makes recommendations to the Board with respect to amendments to our equity incentive plans. The Compensation Committee also reviews and recommends to the Board the compensation of directors. The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate.
The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, compensation, accounting or other advisers as the Compensation Committee deems necessary to carry out its duties. For fiscal 2024, the Compensation Committee retained Compensation Strategies, Inc. to assist in a review of the executive compensation practices at a peer group of companies. As described further under “Executive Compensation - Independent Compensation Consultants” below, the Compensation Committee has assessed the independence of Compensation Strategies, Inc. and has concluded that its engagement of Compensation Strategies, Inc. does not raise any conflict of interest with the Company or any of its directors or executive officers. No other compensation consultants were retained for fiscal 2024.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards.
The Corporate Governance and Nominating Committee makes recommendations to the Board regarding candidates for election as directors and is otherwise responsible for matters relating to the nomination of directors, including evaluating the “independence” of directors and director nominees against the independence requirements of the Nasdaq listing standards, SEC rules and other applicable laws. The Corporate Governance and Nominating Committee assists with the structure and membership of Board committees.
The Corporate Governance and Nominating Committee reviews our corporate governance policies and procedures and recommends to the Board changes it deems appropriate. The Corporate Governance and Nominating Committee also oversees the annual Board and committee self-assessment and director performance evaluation process. The Corporate Governance and Nominating Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate.
Criteria for Director Nominees and Board Diversity
The Board believes that it should be composed of directors with diverse, complementary backgrounds and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their respective fields and have the ability to quickly grasp complex principles of business, finance and technology. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.
When considering a candidate for director, the Corporate Governance and Nominating Committee takes into account a number of factors, including the following:
•	Independence from management;
•	Depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;
•	Education and professional background;
•	Judgment, skill, integrity and reputation;
•	Existing commitments to other businesses as a director, executive or owner;
•	Personal conflicts of interest, if any; and
•	The size and composition of our existing Board.
In general, candidates who hold or who have held an established executive-level position in a technology company are preferred. The Board’s consideration of diversity as one of the criteria for director nominations is primarily focused on evaluating a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, given the then-existing composition of the Board as a whole.
When seeking candidates for director, the Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Corporate Governance and Nominating Committee may use the services of a third-party search firm to assist in the identification and review of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable. The Corporate Governance and Nominating Committee may also ask the candidate to meet with other members of the Board and with management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election. The Corporate Governance and Nominating Committee applies the same standards of review to all prospective candidates for director, regardless of who brings them to the Corporate Governance and Nominating Committee’s attention.

The following is a summary of the diversity and demographic background of our directors (as self-identified):

Board Diversity Matrix (As of September 30, 2024)
Total Number of Directors	6
Part I: Gender Identity	Female	Male	Non- Binary	Did Not Disclose Gender
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	3	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Code of Conduct and Complaint Procedures
We have adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct operates as a tool to help our directors, officers and employees understand and adhere to the high ethical standards we expect. The Code of Conduct is posted under the “About Us - Investor Relations” section of our website at www.lantronix.com. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at www.lantronix.com.
Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chair of the Audit Committee, and handled in accordance with procedures established by the Audit Committee with respect to such matters.
As described in the Code of Conduct, we also maintain a whistleblower phone hotline to permit the reporting of violations or suspected violations of the Code of Conduct, anonymously if desired, to our legal department or Audit Committee, as appropriate.
Securities Trading Policy/Hedging Prohibition
We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers and employees, as well as by the Company. This policy prohibits directors, officers, and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. To limit the likelihood of trading at times when there is a significant risk of insider trading exposure, we have instituted quarterly trading blackout periods and may institute special trading blackout periods from time to time. In addition, this policy is designed to ensure compliance with all insider trading laws, rules and regulations as well as listing standards applicable to the Company.
No Legal Proceedings
There are no legal proceedings related to any of our directors or executive officers which must be disclosed pursuant to applicable SEC regulations.

Stockholder Communications with the Board
Our Board provides a process for stockholders and other interested parties to communicate with our Board or any individual Board member. Stockholders who wish to communicate with the Board can write to the Company’s Corporate Secretary at Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618 or by email at secretary@lantronix.com.
Communications will be distributed to the Board, or to individual directors as appropriate, depending on the facts and circumstances outlined in the communication. The Board has instructed the Corporate Secretary to review all correspondence and to determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. In particular, the Board has directed that communications such as product or commercial inquiries or complaints, resumes and other job inquiries, surveys and general business solicitations or advertisements should not be forwarded to the Board. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.
Compensation of Non-Employee Directors
Directors who are also employees of the Company are not paid any fees or remuneration for their service on the Board or on any Board committee. In fiscal 2024, we provided the annual compensation described below to directors who are not employees of the Company or any of our subsidiaries (“non-employee directors”). In fiscal 2024, Mr. Awsare, our Chief Executive Officer, was the only director who was also an employee of the Company.
Cash Compensation
Under our Non-Employee Director Compensation Policy, each non-employee director is entitled to receive the following cash compensation for board services, as applicable:
•	$50,000 annual retainer for service as a Board member;
•	$35,000 additional annual retainer for service as Chairman of the Board; and
•
$15,000 additional annual retainer for service as Chair of the Audit Committee, $10,000 additional annual retainer for service as Chair of the Compensation Committee and $10,000 additional annual retainer for service as Chair of the Corporate Governance and Nominating Committee.

Under the Non-Employee Director Compensation Policy, directors are not paid fees for service as members on any of our standing committees, apart from the Chair fees discussed above. Further, directors are not paid meeting fees, except that (1) each non-employee director will be paid a meeting fee of $1,000 for each Board meeting attended in person or by telephone in excess of 12 meetings during the fiscal year; and (2) each non-employee director will be paid a meeting fee of $1,000 for attending in person or by telephone each meeting of a standing committee of which he or she is a member in excess of 12 meetings per committee during the fiscal year.
Equity Award Program
Under our Non-Employee Director Compensation Policy, each of the non-employee directors elected at our annual meeting of stockholders each year will receive an award of restricted stock units (“RSUs”), with the number of RSUs for each grant to be determined by dividing $75,000 by the average of the closing prices of a share of our common stock for the last 30 trading days of the fiscal quarter preceding the fiscal quarter in which the grant is made, rounded to the nearest whole share. Each such RSU award will be scheduled to vest as to 50% of the award six months after the grant date and as to the other 50% of the award on the earlier of the first anniversary of the grant date and the day immediately preceding the next annual meeting of stockholders.
If a non-employee director is appointed to the Board other than at the time of an annual meeting of stockholders, the director will receive an initial award of RSUs with a value as of the grant date of $75,000, applying the methodology described above and pro-rated based on the period of the director’s service on the Board during the one-year period following the last annual meeting. This initial award will be scheduled to vest in two installments on the same vesting dates as the annual awards granted to non-employee directors at the last annual meeting (with the RSUs subject to the award allocated proportionately between the two vesting dates based on the director’s period of service on the Board), or if the initial award is granted more than six months after the last annual meeting, the award will be scheduled to vest in one installment on the earlier of the first anniversary of the date of the last annual meeting and the day immediately preceding the next annual meeting.

If a change in control of the Company occurs, all annual and initial grants of RSUs to non-employee directors that are then outstanding will vest in full upon (or immediately prior to) the closing of the transaction.
The Board may change the terms of our director compensation program from time to time.
Reimbursements
Under the Non-Employee Director Compensation Policy, non-employee directors will be reimbursed for their reasonable out of pocket expenses, including travel expenses incurred to attend meetings up to a maximum of $2,000 per meeting requiring travel.
Non-Employee Director Compensation Table
The table below sets forth the compensation earned by our non-employee directors during fiscal 2024. The compensation paid to Mr. Awsare, who was employed by us and served on the Board during fiscal 2024, is presented below in the Summary Compensation Table and the related explanatory tables. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Philip G. Brace(3)	48,904	90,786	—	—	139,690
Jason W. Cohenour(4)	73,014	72,284	—	—	145,298
Paul F. Folino(5)	53,003	—	—	—	53,003
Phu Hoang(6)	56,747	72,284	—	—	129,031
Heidi Nguyen(7)	17,705	—	—	—	17,705
Hoshi Printer	65,312	72,284	—	—	137,596
Christa Steele(8)	21,678	67,468	—	—	89,146

(1)
The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 6 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K, which was filed with the SEC on September 9, 2024. These values differ slightly from the values used to determine the number of RSUs subject to each award because the FASB ASC Topic 718 grant date fair values are determined taking into account the closing price of a share of our common stock on the date of grant while the values used to determine the number of RSUs subject to each award are determined using an average of the closing prices of our common stock over the last 30 trading days of the last complete fiscal quarter before the grant date.

(2)
In accordance with our Non-Employee Director Compensation Policy described above, following the Company’s 2023 Annual Meeting of Stockholders, Messrs. Brace, Cohenour, Hoang and Printer were each awarded 16,968 RSUs.

(3)	Mr. Brace was appointed to the Board effective August 8, 2023. Pursuant to our Non-Employee Director Compensation Policy, Mr. Brace was awarded 4,186 RSUs upon his appointment to the Board.
(4)	Mr. Cohenour is not standing for re-election at the Annual Meeting.
(5)	Mr. Folino resigned from the Board effective November 7, 2023.
(6)	Mr. Hoang is not standing for re-election at the Annual Meeting.
(7)	Dr. Nguyen resigned from the Board effective November 7, 2023.
(8)
Ms. Steele was appointed to the Board effective January 24, 2024. Pursuant to our Non-Employee Director Compensation Policy, Ms. Steele was awarded 10.332 RSUs upon her appointment to the Board. Ms. Steele is not standing for re-election at the Annual Meeting.

Outstanding Non-Employee Director Equity Awards at 2024 Fiscal Year End
The following table shows the total number of RSUs outstanding, and total number of shares of our common stock subject to outstanding stock options, as of June 30, 2024 for each person who served as a non-employee director during fiscal 2024:

Name	RSUs Outstanding (#)	Option Awards Outstanding (#)
Philip G. Brace	8,484	—
Jason W. Cohenour	8,484	—
Paul F. Folino		—
Phu Hoang	8,484	—
Heidi Nguyen	—	—
Hoshi Printer	8,484	—
Christa Steele	10,332	—

Director Stock Ownership Requirements
The Board encourages its members to acquire and hold stock in the Company to link the interests of the directors to the stockholders. The Board has adopted stock ownership guidelines for the non-employee directors of the Company. Under the guidelines, our non-employee directors are each expected to own shares of our common stock with a value equal to three times the annual cash retainer for such director. Progress toward the achievement of these ownership guidelines is based on shares purchased in the open market, or acquired through option exercises or vesting of RSUs. The value of the shareholdings is based on the greater of (1) the closing price of a share of our common stock as of the most recent fiscal year end, or (2) the acquisition value of the shares, determined based upon the purchase price for open market purchases and the fair market value of shares on the date of issuance in the case of shares issued upon the exercise of stock options or settlement of RSUs. The guidelines provide that non-employee directors are expected to establish the minimum ownership levels within five years of adoption of the guidelines or within five years of appointment as a new non-employee director of the Company. Neither the Board nor the Compensation Committee has established stock ownership guidelines for members of the Board who are employees of the Company. All of our current non-employee directors either satisfy the applicable level of share ownership under the guidelines or are within the five-year compliance period.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of six directors: Saleel Awsare, Philip Brace, Jason Cohenour, Phu Hoang, Hoshi Printer and Christa Steele.
Subsequent to our 2023 Annual Meeting of Stockholders, Mr. Awsare was appointed to serve as our President and Chief Executive Officer, and as a member of our Board, effective November 20, 2023. Mr. Awsare will be standing for election to the Board by our stockholders for the first time at the Annual Meeting.
Pursuant to our Cooperation Agreement dated August 9, 2024 with 180 Degree Capital Corp., one of our stockholders, we have agreed to nominate Mr. Narbeh Derhacobian and Mr. Kevin Palatnik for election to the Board at the Annual Meeting and to ensure that two directors serving on the Board as of the date preceding the date of the Cooperation Agreement will not stand for re-election at the Annual Meeting. Members of the Corporate Governance and Nominating Committee and other members of the Board, including Mr. Awsare, interviewed Mr. Derhacobian and Mr. Palatnik and considered the criteria described above under the caption “Criteria for Director Nominees and Board Diversity” in evaluating the candidates as possible nominees for director prior to our entry into the Cooperation Agreement. The Corporate Governance and Nominating Committee had further discussions about the potential candidates at a committee meeting and then recommended the potential candidates to the Board as director nominees for election at the Annual Meeting in connection with our entry into the Cooperation Agreement. The Board, in turn, discussed and unanimously approved the Corporate Governance and Nominating Committee’s recommendation. Mr. Derhacobian and Mr. Palatnik are not currently directors of the Company and will stand for election to the Board for the first time at the Annual Meeting. Effective August 9, 2024, Jason Cohenour and Phu Hoang agreed that they would not stand for re-election at the Annual Meeting in order to ensure our compliance with the Cooperation Agreement.
On September 24, 2024, Ms. Steele notified us of her decision not to stand for re-election at the Annual Meeting. Effective as of the date of the Annual Meeting, the size of the Board will be reduced to five directors.
The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved, the nomination of the following five nominees for election as directors at the Annual Meeting, each to serve a one-year term until the 2025 Annual Meeting of Stockholders and until the director’s successor has been duly elected and qualified, or until the director’s earlier resignation or removal: Saleel Awsare, Philip Brace, Narbeh Derhacobian, Kevin Palatnik and Hoshi Printer.
Other than Mr. Derhacobian and Mr. Palatnik, each of the nominees presently serves as a director and has served continuously as a director since the date indicated in the nominee’s biography below. All nominees have consented to be named and have indicated their intent to serve if elected.
Information About the Director Nominees
The following table sets forth certain information, in each case as of September 30, 2024, concerning the nominees for director:

Name	Age	Director Since	Position With Lantronix
Saleel Awsare	59	2023	President, Chief Executive Officer, and Director
Philip Brace	54	2023	Director
Narbeh Derhacobian	61	—	Director Nominee
Kevin Palatnik	66	—	Director Nominee
Hoshi Printer	82	2010	Director

The following is a description of the business experience, qualifications, skills and educational background of each of the director nominees, including each nominee’s relevant business experience:
Saleel Awsare
President, Chief Executive Officer & Director
Since 2023
Career Highlights
Mr. Awsare has served as a member of our Board and President and Chief Executive Officer since November 2023. Mr. Awsare served as Senior Vice President and General Manager of the Enterprise and Mobile Division of Synaptics Incorporated, a developer of human interface hardware and software, from September to November 2023. Prior to that, Mr. Awsare served as Senior Vice President and General Manager of the PC and Peripherals Unit of Synaptics from August 2020 to September 2023; Senior Vice President and General Manager of Synaptics’s IoT Division from April 2019 to July 2020; and Senior Vice President of Corporate Marketing & Investor Relations at Synaptics from October 2018 until April 2019. Prior to joining Synaptics as Corporate Vice President and General Manager of Audio & Imaging Products in August 2017, Mr. Awsare was President of Conexant Systems, LLC, a software developer and fabless semiconductor company, from March 2016 until Conexant’s acquisition by Synaptics in August 2017, and Conexant’s Senior Vice President & General Manager of Audio & Imaging from April 2012 to March 2016. Prior to joining Conexant, Mr. Awsare served as President of U.S. Operations and General Manager of Audio & Voice Solutions of Nuvoton Technology Corporation, a Taiwan-based semiconductor company, from December 2008 to March 2012.
Skills and Qualifications
Mr. Awsare brings a comprehensive knowledge of the enterprise, mobile and IoT markets and a demonstrated record of driving growth and profitability while serving in various management roles in technology companies.

Philip Brace
Independent Director	Current Board Committees
Since 2023	-Compensation Committee (Chair) -Corporate Governance & Nominating Committee

Career Highlights
Mr. Brace has served as a member of our Board since 2023. Mr. Brace served as President and Chief Executive Officer of Sierra Wireless Inc., a manufacturer of high-performance cellular networking for mission critical applications, from July 2021 to January 2023. Prior to this, Mr. Brace served as an Executive Vice President of Veritas Technologies, an international multi-cloud data management company, from April 2019 to July 2021. He was President of Cloud Systems and Electronic Solutions at Seagate Technology, a provider of data storage technology and infrastructure solutions, from July 2015 to October 2017 and Executive Vice President - Electronics Solutions at Seagate from September 2014 to July 2015. Mr. Brace began his career at Intel Corporation and LSI Corporation, holding various engineering and management roles. Mr. Brace has served as a director of Inseego Corp. (Nasdaq: INSG), a designer and developer of cloud-managed wireless wide area network and intelligent edge solutions, since September 2023, and has additionally served as Executive Chairman at Inseego since February 2024. Mr. Brace is also a director of BlackBerry Limited (NYSE: BB), where he was appointed in February 2024 and serves on the Compensation, Nomination and Governance Committees.
Skills and Qualifications
Mr. Brace’s 30 years of experience in the semiconductor, server, IoT and storage industries, filling multiple roles ranging across various disciplines, including software, hardware, engineering, marketing and sales, enables Mr. Brace to provide our Board with business, technical and strategic insight into the issues faced by our Company and our industry.
Narbeh Derhacobian
Director Nominee
Career Highlights
Mr. Derhacobian has served as Chief Executive Officer and a director of GuRu Wireless, a developer of advanced multi-watt, over-the-air, wireless power transfer solutions, since April 2022. Previously, Mr. Derhacobian was President and Chief Executive Officer of Parabellum Acquisition Corp. (NYSE: PRBM) from February 2021 to

December 2023. He was a co-founder of Adesto Technologies (Nasdaq: IOTS), a provider of application specific semiconductors and embedded systems for IoT edge deployments, and served as its President and Chief Executive Officer and as a director from January 2006 until its acquisition by Dialog Semiconductor PLC in July 2020. Mr. Derhacobian’s prior experience also includes senior management roles at Advanced Micro Devices, Inc. (Nasdaq: AMD), a multinational semiconductor company, from 1995 to 2000, where he served as engineering manager; Virage Logic Corporation (Nasdaq: VIRL), a provider of semiconductor intellectual property, from 2000 to 2004 where he served as director of engineering; Cswitch from 2004 to 2006 where he served as director of technology development; and Silicon Storage Technology, Inc. (Nasdaq: SSTI) from 1994 to 1995 where he served as senior engineer. Since January 2022, Mr. Derhacobian has served as a director of Kinara.ai, a venture backed company focused on high efficiency edge AI processors used in smart edge devices and gateways.
Skills and Qualifications
Mr. Derhacobian brings many years of experience as a founder, director and chief executive officer in leading-edge technology companies, as well as extensive mergers and acquisitions experience with both public and private companies and significant operational experience in complex organizations serving Fortune 100 customers.
Kevin Palatnik
Director Nominee
Career Highlights
Mr. Palatnik served as Executive Vice President and Chief Financial Officer of Coherent, Inc. (Nasdaq: COHR) from February 2016 until its acquisition by II-VI Incorporated in July 2022. Prior to that, Mr. Palatnik served as the Chief Financial Officer of Audience, Inc., a provider of intelligent voice and audio solutions for mobile devices, from August 2011 until Audience’s acquisition by Knowles Corporation (NYSE: KN) in July 2015. From April 2006 to November 2010, Mr. Palatnik held various roles at Cadence Design Systems, Inc. (Nasdaq: CDNS), an electronic design automation software company, including as its Senior Vice President and Chief Financial Officer. Mr. Palatnik served as a member of the board of directors and chair of the audit committee of Adesto (Nasdaq: IOTS) from September 2015 to July 2020, and as a director and chair of the audit committee of Parabellum Acquisition Corp. (NYSE: PRBM) from September 2021 until December 2023.
Skills and Qualifications
Mr. Palatnik brings over two decades of senior financial management experience in leading-edge technology companies, including roles as chief financial officer and audit committee member.

Hoshi Printer
Independent Director	Current Board Committees
Since 2010	-Audit Committee (Chair) -Compensation Committee -Corporate Governance & Nominating Committee

Career Highlights
Mr. Printer has served as a member of our Board since 2010. Mr. Printer’s background includes four decades of relevant general and financial management experience, including serving as Chief Financial Officer for several technology companies, including the following: Autobytel, an online automotive marketplace; Peerless Systems Corporation, an embedded imaging systems company; Neuron Data, a developer of high-end, client-server, object- and web-oriented tools; Soane Technologies, an ophthalmic and bioscience business; and Catalytica, a developer of environmental technology. From 2005 to 2010, Mr. Printer was a Chief Financial Officer consultant. His clients included Private Access, Inc., a technology company, Avamar Technologies, Inc., a provider of enterprise data storage software, and Path 1 Network Technologies, a provider of television over IP technology to broadcasters. Mr. Printer also served as the divisional Vice President of Finance for Xerox Corporation.
Skills and Qualifications
Mr. Printer’s financial expertise, exemplified by his background and experience in a number of companies as a senior financial officer, and his broad experience with technology companies make him a valuable asset to the Board and qualify him to serve as an audit committee financial expert and Chair of the Audit Committee.

Required Vote
A director nominee must receive the affirmative vote of a majority of the votes cast with respect to his election in order to be elected to the Board. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. Abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FIVE NOMINEES SET FORTH ABOVE.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accountants for our fiscal year ending June 30, 2025. Baker Tilly was also our independent registered public accounting firm for fiscal 2024 and fiscal 2023. Representatives of Baker Tilly are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accountants any time during the year if the Audit Committee determines that the change would be in our best interests.
Fees Paid to the Principal Accountants
The following table presents the aggregate fees billed for each of the last two fiscal years for professional services rendered by Baker Tilly:

	Year Ended June 30,
Fee Category	2024 ($)	2023 ($)
Audit fees	775,000	638,500
Audit-related fees	42,000	31,000
Tax fees	128,100	123,100
All other fees	—	—
Total fees	945,100	792,600

Audit Fees. Consist of fees billed for professional services rendered for (i) the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, (ii) the audit of the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, which we were first required to comply with in fiscal 2023, and (iii) other services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. Audit fees for 2023 reflect an additional $200,000 paid subsequent to the 2023 Annual Meeting of Stockholders for work performed in connection with the material weakness in internal control over financial reporting initially reported in our Form 10-K for fiscal year 2023.
Audit-Related Fees. Consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” These fees were related to the audits of our 401(k) employee benefit plan and our Amended and Restated 2013 Employee Stock Purchase Plan.
Tax Fees. Consist of fees billed for professional services, including tax advice, tax planning, and preparation of returns relating to federal, state and international taxes.
All Other Fees. There were no fees billed by our independent registered public accountants for other services in fiscal 2024 or fiscal 2023.
Pre-Approval of Services
The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the auditor’s independence. Our Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. If our Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by our Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accountants to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Our Audit Committee pre-approved all audit, audit-related, tax and other services performed by Baker Tilly in fiscal 2023 and in fiscal 2024.
Required Vote
Approval of the non-binding, advisory proposal to ratify the appointment of Baker Tilly as our independent registered public accountants for the fiscal year ending June 30, 2025 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2025.

PROPOSAL 3
ADVISORY APPROVAL OF COMPENSATION FOR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, at the Annual Meeting, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers, which is described in the section titled “Executive Compensation” in this proxy statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of the Company hereby approve the compensation paid and payable to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion set forth under the section titled ‘Executive Compensation’ in this proxy statement.”
Our executive compensation program is designed to provide a competitive level of compensation necessary to align the financial interests of our executives with those of our stockholders, to motivate our executives to achieve short-term and long-term corporate goals that the Compensation Committee believes will enhance stockholder value, and to attract and retain talented and experienced executives. In order to align executive pay with both our performance and our stockholders’ interests, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs, to make executive pay dependent on our performance (or “at risk”), and in the case of equity awards, with the value also being dependent on changes in our stock price through the time of payment or exercise of the award. In addition, we intend that as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of that executive officer’s total compensation deemed “at risk” should increase.
We urge our stockholders to read the Executive Compensation section of this proxy statement, which more thoroughly discusses how our compensation philosophy is implemented through our compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
We are requesting stockholder approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement, pursuant to the SEC’s compensation disclosure rules. This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the stockholder vote on this proposal when assessing any potential changes to our compensation philosophy and policies.
The Company’s current policy is to provide our stockholders with an advisory vote on the compensation paid to our named executive officers each year at the annual meeting of stockholders. It is expected that the next advisory vote following the Annual Meeting on the compensation paid to our named executive officers will be held at the 2025 Annual Meeting of Stockholders.
Required Vote
The non-binding, advisory approval of the compensation paid to our named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS
Executive officers serve at the discretion of our Board. There are no family relationships between any of our directors or executive officers. The following table presents the names, ages, and positions held by our executive officers:

Name	Age	Position With Lantronix
Saleel Awsare	59	President, Chief Executive Officer, and Director
Brent Stringham	46	Interim Chief Financial Officer and Chief Accounting Officer
Mathi Gurusamy	53	Chief Strategy Officer
Kurt Hoff	67	Vice President of Worldwide Sales

Biographical information relating to Mr. Awsare is set forth above under the caption “Proposal 1 – Election of Directors.”
Brent Stringham has served as our Interim Chief Financial Officer and Chief Accounting Officer since September 15, 2024. Prior to that, he served as our Senior Director of Finance and Corporate Controller beginning in February 2012. Previously, Mr. Stringham served as Controller at Iteris, Inc., a provider of software, hardware and services for smart mobility infrastructure management, from January 2009 to February 2012, and Netlist, Inc., a developer and manufacturer of computer memory subsystems, from March 2007 to January 2009. Mr. Stringham was an Audit Manager at Ernst & Young LLP from 2000 to 2007.
Mathi Gurusamy has served as our Chief Strategy Officer since May 2024. Prior to joining Lantronix, Mr. Gurusamy served as Chief Operating Officer at Ikotek USA, Inc., a global provider of original design manufacturing for IoT, from November 2023 to May 2024. Mr. Gurusamy served as President at Telit Cinterion, an end-to-end IoT solutions enabler, from October 2022 to October 2023, and previously served at Telit as Chief Operating Officer from January 2010 to March 2016 and as Global VP – Operations & Supply Chain from June 2008 to December 2009. He also served as President and Chief Operating Officer of Mobilogix, a startup company specializing in custom IoT solutions, from April 2016 to June 2018 and as Chief Executive Officer and President from June 2018 until Mobilogix’s acquisition by Telit in September 2022.
Kurt Hoff has served as our Vice President of Worldwide Sales since March 2024. Prior to his appointment at Lantronix, Mr. Hoff served as Vice President of Global Sales at MYTHIC AI, a venture-backed AI processor company, from May 2022 to December 2022. Previously, Mr. Hoff served as Senior Vice President of Worldwide Sales at Synaptics Inc., a developer of human interface hardware and software, from July 2017 to July 2020, and at Conexant Systems, Inc., a software developer and fabless semiconductor company, from November 2015 until Conexant’s acquisition by Synaptics in July 2017. He also served as Senior Vice President of Worldwide Sales at Silicon Laboratories Inc. from July 2007 until November 2015.

PROPOSAL 4
APPROVAL OF AMENDMENT TO 2020 PERFORMANCE INCENTIVE PLAN
At the Annual Meeting, stockholders will be asked to approve an amendment to the Lantronix, Inc. 2020 Performance Incentive Plan (the “2020 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on August 27, 2024. The 2020 Plan currently limits the aggregate number of shares of the Company’s Common Stock that may be delivered pursuant to awards granted under the plan to 5,349,047 shares. The proposed amendment to the 2020 Plan would increase the aggregate number of shares of the Company’s Common Stock available for award grants under the plan by 1,800,000 shares (so that the new aggregate share limit for the 2020 Plan would be 7,149,047 shares).
As of September 9, 2024, a total of 4,030,075 shares of the Company’s Common Stock were then subject to outstanding awards granted under the Company’s equity incentive plans (including 2,404,420 shares that were then subject to outstanding awards under the 2020 Plan), and an additional 301,662 shares of the Company’s Common Stock were then available for new award grants under the 2020 Plan. In addition, as of September 9, 2024, a total of 75,667 shares of the Company’s common stock were then subject to outstanding awards granted under the Company’s Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”), and a total of 1,549,988 shares of the Company’s common stock were then subject to outstanding awards granted to certain officers and other employees as an inducement to their commencing employment with the Company that are not under the Company’s stock incentive plans (the “Inducement Awards”).
The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2020 Plan are an important attraction, retention and motivation tool for participants in the plan. Our Board of Directors approved the proposed share increase for the 2020 Plan based on a belief that the number of shares currently available for new award grants under the plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. Our Board of Directors believes that the additional shares that would be available for grant under the 2020 Plan will give us greater flexibility to structure future incentives and better attract, retain and reward our executives and key employees.
As described in more detail below under “Executive Compensation—Equity Awards,” we made several changes to our equity grant program for fiscal 2025 that we believe aligns our program more closely with the interests of our stockholders, including the grant of performance-based stock units that vest solely based on total stockholder return over a three-year performance period compared to the companies in the Russell Microcap Index. In addition, we limited equity grants to more senior employees and engineering talent, reducing the number of employees eligible to receive grants by approximately one-half, to help mitigate the dilutive impact of the program on our stockholders.
If stockholders do not approve this 2020 Plan proposal, the Company will continue to have the authority to grant awards under the 2020 Plan as it was previously in effect, without giving effect to the proposed amendment.
Summary Description of the 2020 Performance Incentive Plan
The principal terms of the 2020 Plan, including the proposed amendment described above, are summarized below. The following summary is qualified in its entirety by the full text of the 2020 Plan (as proposed to be amended), which appears as Exhibit A to this Proxy Statement.
Purpose. The purpose of the 2020 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.
Administration. Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2020 Plan. Our Board of Directors has delegated general administrative authority for the 2020 Plan to the Compensation Committee. The Board of Directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2020 Plan. (The appropriate acting body, be it the Board of Directors or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2020 Plan, including, without limitation, the authority:
•	to select eligible participants and determine the type(s) of award(s) that they are to receive;
•
to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•
to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
•	subject to the other provisions of the 2020 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
•
to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2020 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•
to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the 2020 Plan; and
•	to construe and interpret the 2020 Plan, make rules for the administration of the 2020 Plan, and make all other determinations for the administration of the 2020 Plan.
No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility. Persons eligible to receive awards under the 2020 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of September 9, 2024, approximately 350 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of our five non-employee directors, were considered eligible under the 2020 Plan. In addition, two consultants engaged by the Company and its subsidiaries were then considered eligible under the 2020 Plan.

Aggregate Share Limit. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2020 Plan equals the sum of the following (such total number of shares, the “Share Limit”):
•
5,349,047 shares (consisting of 2,500,000 shares authorized for grants under the 2020 Plan upon the adoption of the plan, plus 1,049,047 shares originally authorized for grants under the 2010 Plan that became available for grants under the 2020 Plan upon adoption of the 2020 Plan, plus 1,800,000 shares authorized for grant under the 2020 Plan pursuant to an amendment approved by stockholders at the 2022 annual meeting), plus

•
the number of any shares subject to stock options granted under the 2010 Plan and outstanding as of September 15, 2020 (the date of stockholder approval of the 2020 Plan) which expire, or for any reason are cancelled or terminated, after that date without being exercised (which, for purposes of clarity, will become available for award grants under the 2020 Plan on a one-for-one basis), plus

•
the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2010 Plan that were outstanding and unvested as of September 15, 2020 which are forfeited, terminated, cancelled, or otherwise reacquired after that date without having become vested.

If stockholders approve the proposed amendment to the 2020 Plan, the Share Limit will be increased by 1,800,000 shares.
As of September 9, 2024, 301,662 shares were available for additional award grant purposes under the 2020 Plan, 50,432 shares were subject to stock options then outstanding under the 2020 Plan, and 2,353,988 shares were subject to restricted stock and restricted stock unit awards (including the target number of shares subject to performance-based awards) then outstanding under the 2020 Plan.
Additional Share Limit. The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 2,500,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the 2020 Plan will also count against the overall Share Limit above.)
Share-Limit Counting Rules. The Share Limit of the 2020 Plan is subject to the following rules:
•
Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2020 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2020 Plan.

•
Except as described below, to the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2020 Plan, the gross number of underlying shares as to which the exercise related shall be counted against the Share Limit, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be counted against the Share Limit with respect to such exercise.)

•
Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of any award granted under the 2020 Plan on or after the date of the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting Date”), as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award after the 2022 Annual Meeting Date, will be counted against the Share Limit and will not be available for subsequent awards under the 2020 Plan.

•
In addition, shares that are exchanged by a participant or withheld by the Company after the 2022 Annual Meeting Date, as full or partial payment in connection with any award granted under the 2010 Plan, as well as any shares exchanged by a participant or withheld by the Company after the 2022 Annual Meeting Date to satisfy the tax withholding obligations related to any award granted under the 2010 Plan, will not be available for new awards under the 2020 Plan.

•
To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2020 Plan.

•
In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit.)

In addition, the 2020 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2020 Plan. The Company may not increase the applicable share limits of the 2020 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).
Types of Awards. The 2020 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2020 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.
A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2020 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2020 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.
A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.
The other types of awards that may be granted under the 2020 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.
Any awards under the 2020 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.
Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2020 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).
Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2020 Plan will not automatically become fully vested pursuant to the provisions of the 2020 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2020 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2020 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the named executive officers in connection with a termination of employment and/or a change in control of the Company, please see the “Severance and Change in Control Arrangements with Named Executive Officers” section below in this Proxy Statement.
Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the 2020 Plan, awards under the 2020 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2020 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
No Limit on Other Authority. The 2020 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.
Termination of or Changes to the 2020 Plan. The Board of Directors may amend or terminate the 2020 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2020 Plan will terminate on August 30, 2030. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
U.S. Federal Income Tax Consequences of Awards under the 2020 Plan
The U.S. federal income tax consequences of the 2020 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2020 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the 2020 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the 2020 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former Named Executive Officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.
Specific Benefits under the 2020 Performance Incentive Plan
The Company has not approved any awards that are conditioned upon stockholder approval of this 2020 Plan proposal. The Company is not currently considering any other specific award grants under the 2020 Plan, other than the annual grants of equity awards to our non-employee directors described in the following paragraph. If the proposed amendment to the 2020 Plan had been in effect in fiscal 2024, the Company expects that its award grants for fiscal 2024 would not have been substantially different from those actually made in that year under the 2020 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2024, see the material under the heading “Executive Compensation” below.
As described under “Compensation of Non-Employee Directors” above, our Non-Employee Director Compensation Policy provides for each non-employee director to receive an award of restricted stock units at our annual meeting of stockholders, with the number of shares subject to the award determined by dividing $75,000 by the average of the closing prices of a share of our common stock for the last 30 trading days of the fiscal quarter preceding the fiscal quarter in which the grant is made. Assuming, for illustrative purposes only, that the price of our common stock used for the conversion of the dollar amount set forth above into shares is $4.14 (the closing price of our common stock on September 9, 2024), the number of shares that would be allocated to four non-employee directors as a group pursuant to the annual grant formula would be 434,783 shares. This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for 2024 through 2029 (the six annual meeting dates in the remaining term of the 2020 Plan) based on that assumed stock price. This calculation also assumes that there are no new eligible directors, there continue to be four eligible directors seated and there are no changes to the awards granted under the director equity grant program or the timing of such awards.
The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the 2020 Plan. In addition to awards granted under the 2010 Plan and the Inducement Awards noted above, the Company also maintains the 2013 Employee Stock Purchase Plan (the “ESPP”). The ESPP generally provides for broad-based participation by employees of the Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase shares of the Company’s common stock at a discount. Certain information regarding the number of shares of Company common stock available for issuance under the ESPP is included under the heading “Equity Compensation Plan Information” below. The discussion that follows in this “Specific Benefits” section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the ESPP.
“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of the Company’s common stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2020 Plan, that were subject to outstanding stock options granted under the 2020 Plan, and that were then available for new award grants under the 2020 Plan as of June 30, 2024 and as of September 9, 2024. (In this 2020 Plan proposal, the number of shares of the Company’s common stock subject to restricted stock and restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards. For awards subject to performance-based vesting requirements, the number of shares presented is based on the target level of performance.)

	As of June 30, 2024	As of September 9, 2024
Shares subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards)	1,190,903	1,336,805
Shares subject to outstanding performance-based vesting restricted stock and restricted stock unit awards	1,100,364	1,017,183
Shares subject to outstanding stock options	50,432	50,432
Shares available for new award grants	1,106,844	301,662

As of June 30, 2024, a total of 4,117,438 shares of the Company’s common stock were subject to all outstanding awards granted under the Company’s equity compensation plans (including the shares then subject to outstanding awards under the 2020 Plan, the 2010 Plan and the Inducement Awards, as well as outstanding awards assumed by the Company in connection with acquisitions, but exclusive of shares that employees may purchase under the ESPP), of which 1,881,390 shares were then subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 1,668,874 shares were then subject to outstanding performance-based vesting restricted stock and restricted stock unit awards, and 567,174 shares were then subject to outstanding stock options (with such stock options having a weighted-average exercise price of $4.13 and a weighted-average remaining term of 3.2 years as of June 30, 2024). As of September 9, 2024, a total of 4,030,075 shares of the Company’s common stock were subject to all outstanding awards granted under the Company’s equity compensation plans (including the shares then subject to outstanding awards under the 2020 Plan, the 2010 Plan and the Inducement Awards, as well as outstanding awards assumed by the Company in connection with acquisitions, but exclusive of shares that employees may purchase under the ESPP), of which 2,011,658 shares were then subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 1,507,318 shares were then subject to outstanding performance-based vesting restricted stock and restricted stock unit awards, and 511,099 shares were then subject to outstanding stock options.
The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 32,671,000 shares issued and outstanding in fiscal 2022; 36,257,000 shares issued and outstanding in fiscal 2023; and 37,386,000 shares issued and outstanding in fiscal 2024. The number of shares of the Company’s common stock issued and outstanding as of June 30, 2024 and September 9, 2024 was 37,872,883 and 38,094,723 shares, respectively.
“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2020 Plan, the 2010 Plan and the Inducement Awards in each of the last three fiscal years, and to date (as of September 9, 2024) for fiscal 2025, are as follows:
•
1,224,097 shares in fiscal 2022 (which was 3.7% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2022), of which 700,717 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 412,757 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 110,623 shares were subject to stock options;

•
1,694,423 shares in fiscal 2023 (which was 4.7% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2023), of which 763,478 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 816,136 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 114,809 shares were subject to stock options;

•
2,753,102 shares in fiscal 2024 (which was 7.2% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2024), of which 1,545,162 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 1,207,940 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 0 shares were subject to stock options; and

•
868,064 shares in fiscal 2025 through September 9, 2024 (which was 2.3% of the number of shares of the Company’s common stock issued and outstanding on September 9, 2024), of which 464,058 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 404,006 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, and 0 shares were subject to stock options.

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2020 Plan, the 2010 Plan and the Inducement Awards per year over the last three fiscal years (fiscal 2022, 2023 and 2024) has been, on average, 5.2% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year, and this percentage is consistent with the Company’s fiscal 2025 equity awards through September 9, 2024 (which, as noted above, cover 2.3% of the number of shares of the Company’s common stock issued and outstanding shares on September 9, 2024). Performance-based vesting awards have been included above in the year in which the award was granted. The actual number of performance-based vesting restricted stock and restricted stock unit awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 628,641 in fiscal 2022, 947,186 in fiscal 2023, 149,083 in fiscal 2024, and 668,992 to date (as of September 9, 2024) in fiscal 2025.
The total number of shares of our common stock that were subject to awards granted under the 2020 Plan and the 2010 Plan that terminated or expired, and thus became available for new award grants under the 2020 Plan, in each of the last three fiscal years, and to date (as of September 9, 2024) in fiscal 2025, are as follows: 328,790 in fiscal 2022, 150,042 in fiscal 2023, 189,888 in fiscal 2024, and 74,237 in fiscal 2025. Shares subject to 2020 Plan and 2010 Plan awards that terminated or expired and became available for new award grants under the 2020 Plan have been included when information is presented in this 2020 Plan proposal on the number of shares available for new award grants under the 2020 Plan.
The Compensation Committee anticipates that the 1,800,000 additional shares requested for the 2020 Plan (together with the shares available for new award grants under the 2020 Plan and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2020 Plan through approximately the end of fiscal 2027 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, the number of shares that become available for new award grants pursuant to the terms of the plan (for example, as a result of award forfeitures), whether and the extent to which any applicable performance-based vesting requirements are satisfied, and how the Company chooses to balance total compensation between cash and equity-based awards.
The closing market price for a share of the Company’s common stock as of September 9, 2024 was $4.14 per share.
Aggregate Past Grants Under the 2020 Performance Incentive Plan
As of September 9, 2024, awards covering 5,680,126 shares of the Company’s Common Stock had been granted under the 2020 Plan. (This number of shares includes all shares subject to awards before giving effect to forfeitures and performance-based awards measured at the targeted level of performance.) The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock and restricted stock units vesting prior to and option and unvested restricted stock and restricted stock units holdings as of that date.

Name and Position	STOCK OPTIONS				RESTRICTED STOCK/UNITS
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Number of Shares Underlying Options as of September 9, 2024		Number of Shares/ Units Subject to Past Grants	Number of Shares/ Units Vested as of 9/9/24	Number of Shares/Units Outstanding and Unvested as of 9/9/24
			Exercisable	Unexercisable
Named Executive Officers:
Saleel Awsare	0	0	0	0	209,682	0	209,682
Jeremy R. Whitaker	0	0	0	0	471,410	226,834	244,576
Kurt Hoff	0	0	0	0	83,244	0	83,244
Mathi Gurusamy	0	0	0	0	80,021	0	80,021
Eric Bass	0	0	0	0	239,024	85,764	153,260
Roger Holliday	0	0	0	0	239,571	158,653	80,918
Total for All Current Executive Officers (4 persons, including the Named Executive Officers)(1):	0	0	0	0	844,357	226,834	617,523

Non-Executive Director Group(2):
Philip Brace	0	0	0	0	21,154	12,670	8,484
Jason W. Cohenour	0	0	0	0	29,877	21,393	8,484
Phu Hoang	0	0	0	0	29,877	21,393	8,484
Hoshi Printer	25,000	25,000	0	0	39,961	31,477	8,484
Christa Steele	0	0	0	0	10,332	5,166	5,166
Total for Non-Executive Director Group (5 persons):	25,000	25,000	0	0	131,201	92,099	39,102
Each other person who has received 5% or more of the options, warrants or rights under the 2020 Plan	0	0	0	0	1,112,612	668,105	383,679
All employees, including all current officers who are not executive officers or directors, as a group	50,432	0	50,432	0	3,037,929	1,765,616	1,079,506
Total	75,432	25,000	50,432	0	5,604,694	2,997,071	2,353,988

(1)	This row includes awards granted to Jeremy Whitaker as he was an executive officer on September 9, 2024.
(2)
Philip Brace and Hoshi Printer are each nominees for re-election at the Annual Meeting. Narbeh Derhacobian and Kevin Palatnik, who have not received any equity awards under the 2020 Plan, have been nominated for election to the Board of Directors at the Annual Meeting.

Equity Compensation Plan Information
For more information on the Company’s equity compensation plans, see the material under the heading “Equity Compensation Plan Information” below.
Required Vote
The approval of the proposed amendment to the 2020 Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.
Recommendation of the Board of Directors
The Board of Directors believes that the proposed amendment to the 2020 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2020 Plan and thus have a personal interest in the approval of this 2020 Plan proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2020 PERFORMANCE INCENTIVE PLAN.

EXECUTIVE COMPENSATION
The following section describes the material elements of compensation paid to our “named executive officers” and should be read together with the compensation tables and related disclosures set forth below. In general, our named executive officers consist of all individuals who served as our principal executive officer during the fiscal year and our two other most highly compensated individuals serving as executive officers on the last day of the fiscal year. Individuals who served as executive officers during the fiscal year but are no longer serving as executive officers at the end of the fiscal year may also need to be included as named executive officers in certain circumstances.
For fiscal 2024, our named executive officers were: Saleel Awsare, our President and Chief Executive Officer; Jeremy R. Whitaker, our former Chief Financial Officer; Kurt Hoff, our Vice President of Worldwide Sales; Mathi Gurusamy, our Chief Strategy Officer; Eric Bass, our Vice President of Engineering; and Roger Holliday, our former Vice President of Worldwide Sales. Mr. Holliday stepped down from his position as Vice President, Worldwide Sales, in February 2024 and continued his employment with the Company thereafter in a non-officer role.
Executive Summary
Our compensation program is designed to drive behavior that aligns executive pay with stockholder interests through pay-for-performance outcomes consistent with the company’s transformation and growth strategy, at levels that allow us to attract and retain high quality talent. Our executive compensation philosophy reflects a combination of rigorous performance goals and short- and long-term incentive opportunities. We engage the services of an independent outside compensation consultant in developing our executive compensation program.
The executive compensation program approved by our Compensation Committee includes the following elements:

	Pay Component	Role	Performance Metric and Description
Short Term Incentive	Base Salary	Provides a competitive fixed annual income	Reviewed annually and adjusted based on competitive market practices and individual performance	Fixed
	Annual Bonus Program	Variable cash component designed to encourage performance to annual objectives which support the long-term strategy
Metrics for fiscal 2024 include:

•
Organic Revenue Growth
•
Non-GAAP Earnings Per Share Growth

Actual payout is capped at 50% of non-GAAP
income, calculated before the foregoing payouts, and in all cases at 200% of target.
Variable / At-Risk
Long Term Incentive	Performance- Based Restricted Stock Units (“PSUs”)	Aligns interest of executives with those of shareholders; provides retention value and motivates executives to build long-term shareholder value
A significant percentage of equity awards granted to named executive officers is performance-based.

Metrics for PSUs vesting in fiscal 2024 include:

•
Revenue (or Revenue Growth)
•
Non-GAAP Earnings per Share (or Non-GAAP Earnings per Share Growth)
•
PSUs also have a multiplier based on TSR compared with the companies in the Russell Microcap Index

Vesting is over 3 years.

	Time-based Restricted Stock Units (“RSUs”) and Stock Options	Provides retention value and motivates executives to build long-term shareholder value	Vesting is generally subject to the executive’s continued employment over a three-year period.

The Compensation Committee believes that executive compensation should be based primarily on objectively determinable factors, both for the Company on its own, as well as in comparison to peer companies. The Compensation Committee also believes that executive compensation should have a component based additionally, although not primarily, on subjective factors, such as leadership, how well each executive helps the Company achieve its strategic goals, each executive’s ability to attract, retain and develop key talent, and how each executive’s efforts contribute to enhancing the Company’s relationship and status with the investor community. The use of both objective and subjective factors, however, does not prevent the Compensation Committee from adjusting compensation up or down if, after considering all of the relevant circumstances, it believes total compensation can be structured to better serve our stockholders’ interests.
We also believe that stockholder interests are further served by other executive compensation-related practices that we follow. These practices include:
✔
Long-Term Equity Incentives. All of our equity incentive awards have multi-year vesting and/or performance requirements. With the exception of new hire equity grants, a significant portion of our equity awards granted to our named executives are subject to performance-based vesting as well as continued employment, and our performance-based vesting equity awards include a relative total shareholder return measure over the entire three-year performance measurement period under the awards.

✔
Majority of CEO Annual Equity Award Subject to Performance-Based Vesting Requirements. Mr. Awsare joined the Company as our President and Chief Executive Officer in fiscal 2024. Mr. Awsare’s equity awards in fiscal 2024 consisted of (1) inducement awards that were granted on a one-time basis to help make Mr. Awsare whole for compensation he would be foregoing in accepting employment with the Company, and (2) an annual equity award. Mr. Awsare’s entire annual equity award for fiscal 2024 was subject to performance-based vesting requirements.

✔	No Material Perks. We do not provide significant perquisites.
✔	No Tax Gross-Ups. We do not pay taxes on our executives’ behalf through “gross-up” payments (including excise tax gross-up payments in connection with a change in control transaction).
✔
No Single-Trigger Benefits. Our executives’ change in control arrangements have a double-trigger provision (benefits require both a change in control and termination of employment) rather than a single-trigger provision (under which benefits are triggered automatically by any change in control).

✔
No Re-Pricing of Stock Options. We prohibit re-pricing of “underwater” stock options (stock options where the exercise price is below the then-current market price of our stock) without stockholder approval.

✔
Clawback Policy. The Company maintains a “clawback” policy that generally requires reimbursement or cancellation of incentive-based awards or payments to current or former executive officers in certain circumstances where the amount of the award or payment was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with applicable securities laws.

✔
Anti-Hedging Policy. Our Stock Trading Guidelines prohibit our officers and directors from engaging in hedging transactions in relation to the Company’s stock or equity awards (including unvested equity awards) as collateral for any margin account or other form of credit arrangement.

✔	Anti-Pledging Policy. Our Stock Trading Guidelines prohibit our officers and directors from pledging any Company stock that they own.
✔	Stockholder Engagement. We seek annual stockholder feedback on our executive compensation program.
✔	Independent Compensation Consultant. Our Compensation Committee retains an independent compensation consultant for independent advice and market data.
Compensation Philosophy and Objectives of the Compensation Program
Our executive compensation program is based on principles designed to:
•	align financial interests of executives and stockholders;
•	pay for performance; and
•	attract, motivate and retain top executive talent.

The Compensation Committee’s decisions on target compensation for specific individuals are also influenced by a variety of factors, including title and level of responsibility, Company and individual performance, peer group data, prior compensation and general business conditions.
Role of the Compensation Committee
Our Compensation Committee was appointed by the Board and consists entirely of directors who our Board has determined are independent directors under the Nasdaq listing standards and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.
Our Compensation Committee is responsible for, among other things:
•	reviewing and approving our compensation philosophy;
•	reviewing all executive compensation plans and structures, including that of our executive officers and other members of senior management;
•	reviewing the risks arising from our compensation policies;
•	approving the individual compensation paid to our executive officers and other members of senior management, including our named executive officers;
•	administering our equity incentive plans;
•	approving annual cash incentive program performance metrics as well as payouts thereunder; and
•	reviewing other executive benefit plans, including perquisites.
Our Compensation Committee also analyzes the alignment of our overall executive compensation package with our compensation philosophy and objectives.
How Compensation Decisions Are Made
The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our financial performance.
The Compensation Committee makes all decisions for the total direct compensation - that is, base salary, cash incentive awards under our incentive bonus plan, and stock-based awards - of our executive officers and other members of our senior management, including the named executive officers.
At the request of the Compensation Committee, our Chief Executive Officer and other officers may attend meetings of the Compensation Committee or meetings of our Board at which executive compensation is discussed. The Compensation Committee considers the recommendations from our Chief Executive Officer with respect to executive compensation. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation.
The Compensation Committee may also engage independent compensation consultants to assist the Compensation Committee in its duties, including providing advice regarding industry trends and benchmarking information relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent and other similarly situated companies.
When considering a proposed compensation package for an executive officer, the Compensation Committee considers both the compensation package as a whole and each element of total compensation. For example, before determining officer compensation, the Compensation Committee reviews, for each executive, each element of compensation paid in the prior fiscal year, including base salary, incentive bonus, and the value of equity awards, information regarding equity awards made in prior periods, and competitive market data. The Compensation Committee uses this information to assess the overall effect and long-term implications of compensation decisions, rather than viewing individual decisions in isolation.
2023 Say-On-Pay Vote
At our 2023 Annual Meeting of Stockholders, our stockholders approved, on a non-binding, advisory basis, the compensation paid to our named executive officers described in our 2023 proxy statement. Approximately 87.6% of the votes cast on the matter were voted in favor of this “say-on-pay” approval. The Board and the Compensation

Committee considered the voting results and high level of stockholder support when establishing our executive compensation programs for fiscal 2024 and implemented an executive compensation program for fiscal 2024 that was substantially similar to the program in place for fiscal 2023.
Independent Compensation Consultants
The Compensation Committee has the authority to retain independent advisors to assist it in the compensation-setting process and receive funding to engage such advisors. The Chair of the Compensation Committee, in consultation with other Compensation Committee members, defines the scope of any advisor’s engagement and related responsibilities.
The Compensation Committee engaged Compensation Strategies, Inc. (“Compensation Strategies”) for fiscal 2024 to assist in a review of the executive compensation practices at a peer group of companies. The compensation consultants from Compensation Strategies have no other direct or indirect business relationships with us. The Compensation Committee has assessed the independence of Compensation Strategies and concluded that its engagement of Compensation Strategies does not raise any conflict of interest with the Company or any of its directors or executive officers.
Compensation Peer Group
As noted above, the Compensation Committee selects a peer group of companies each year with input from its independent compensation consultant to help evaluate our executive compensation program. In May 2024, the Compensation Committee identified the following companies as the peer group for fiscal 2025:

Airgain, Inc.	EMCORE Corporation	MiX Telematics Limited
American Software, Inc.	Identiv, Inc.	Napco Security Technologies, Inc.
BK Technologies Corporation	Iteris, Inc.	Ooma, Inc.
Cantaloupe, Inc.	KVH Industries, Inc.	PowerFleet, Inc.
Clearfield, Inc.	Luna Innovations Incorporated	Smith Micro Software, Inc.
Digi International Inc.	Mitek Systems, Inc.	Sonim Technologies, Inc.
Edgio, Inc.

In selecting the peer group for fiscal 2025, the Compensation Committee considered public companies with a thematic fit with the Company’s business and targeted a group of about 20 companies with the Company’s revenue at approximately the 50th percentile of the group. The peer group for fiscal 2025 is the same as the fiscal 2024 peer group except that PCTEL, Inc. was removed as it was acquired during fiscal 2024.
Components of Executive Compensation
Our Compensation Committee utilizes three main components for executive officer compensation: base salary, a cash incentive bonus, and long-term equity-based awards. Our compensation program is designed to balance our need to provide our executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries.
There is no pre-established policy for allocating between cash and non-cash or short-term and long-term compensation. In determining the allocation each year among base salary, annual cash incentive bonus, and long-term equity-based awards, the Compensation Committee considers our short-term and long-term business objectives, competitive trends within our industry, and each named executive officer’s current and prior compensation.
An important guiding principle for our executive compensation program is our belief that it benefits our stockholders for executive management’s compensation to be tied to our short-term and long-term performance, so that a significant portion of each executive officer’s compensation is tied to the achievement of our goals and objectives. As a result, “at risk” compensation makes up a significant portion of our executives’ compensation.
Base Salaries
Base salaries for our executive officers are set with regard to a number of factors, including the executive’s title and responsibilities within the Company, the executive’s performance in recent periods, the executive’s potential for continued development within the organization, an assessment of the base salaries of similarly situated executives with the peer group companies noted above, and internal parity with other executives. The base salary levels for each executive officer, and any increases or decreases to those levels, are reviewed and approved each year by the Compensation Committee.
During fiscal 2024, we entered into an employment agreement with Mr. Awsare, and offer letters with Mr. Hoff and Mr. Gurusamy, in connection with their joining the Company. The terms of each agreement were negotiated with the executive and provided for the annual base salary indicated in the table below. In May 2024, the Compensation Committee determined that the fiscal 2025 base salaries for Mr. Whitaker and Mr. Bass would each be increased over their fiscal 2024 levels. These increases were based on the Compensation Committee’s assessment of the factors noted above and, in Mr. Whitaker’s case in particular, took into account that his fiscal 2024 salary of $300,000 was significantly below the median of base salaries for chief financial officers with the peer group companies ($392,725) and determined that the increase was appropriate to more closely align his salary with market levels and to encourage his continued employment with the Company. Accordingly, these named executive officers’ base salaries for fiscal 2025 are as follows:

Name	Fiscal 2025 Base Salary
Saleel Awsare	$500,000
Jeremy R. Whitaker	$351,000
Kurt Hoff	$335,000
Mathi Gurusamy	$330,000
Eric Bass	$292,423
Roger Holliday	$280,500

Annual Cash Incentive Program
Our Compensation Committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve annual performance goals. To that end, we have established an annual cash bonus program (the “Bonus Program”) in order to align executives’ goals with our financial, strategic and tactical objectives for the current year.
Selected employees, including all of our named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus, generally expressed as a percentage of the participant’s base salary, the payment of which is conditioned on the achievement of certain performance goals and objectives established by the Compensation Committee. Bonuses paid under the Bonus Program, if any, may be based upon achievement of performance goals for two independent semi-annual performance periods, corresponding with the first and second half of the fiscal year, respectively (each, a “Performance Period”).
The Compensation Committee generally sets the corporate performance goals at “target” levels the Compensation Committee believes are challenging, but reasonable, for management to achieve, with reduced or increased bonus opportunities for performance below or above, as the case may be, the targeted level. The Compensation Committee may also establish a maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period based on our earnings for the fiscal year as it may determine. If the bonus pool for a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus is ratably reduced.
At the end of each Performance Period, the Compensation Committee determines the level of Company achievement with respect to the specified goals. The Compensation Committee retains discretion to make appropriate adjustments to the performance goals for the effects of events that were not anticipated in establishing the performance goals, to exclude one-time or non-recurring expenses in calculating achievement of performance goals, and to make other adjustments to the bonuses that otherwise would be payable based on actual performance. Final bonus levels are then based on those determinations and generally paid to the executives in the quarter following the completion of a Performance Period.
For fiscal 2024, the Compensation Committee determined that annual bonuses would be based on achievement of specified levels of growth in “organic revenue” (i.e. excluding revenue derived from any companies acquired after the adoption of the bonus program) relative to organic revenue for the prior fiscal year and non-GAAP earnings per share (“non-GAAP EPS”) for the fiscal year. The Compensation Committee believes revenue and non-GAAP EPS to be good indicators of our success, given the market in which we compete. In addition, they are metrics that management can calculate and communicate to employees throughout the applicable Performance Period. The goals were weighted 60% towards the revenue goal and 40% towards the non-GAAP EPS goal. If, at the end of the first two quarters of fiscal 2024, the Company was on pace to achieve at least the target level of revenue and non-GAAP EPS for the fiscal year shown in the table below, the Compensation Committee could approve a partial bonus payment of up to 50% of a participant’s target bonus amount for the year (with the final bonus to be awarded at the end of the fiscal year to be reduced by the amount of such partial payment).
The revenue growth and non-GAAP EPS goals for fiscal 2024, which apply to all participants (including each of the named executive officers), and the payout percentages are set forth in the table below (with the percentage determined by linear interpolation for performance between the levels indicated in the table). For each metric, growth is relative to fiscal 2023 levels (with $0.22 being the non-GAAP EPS level for fiscal 2023).

Organic Revenue Growth for the FY24 Performance Period (60%)*	Non-GAAP EPS for the FY24 Performance Period (40%)	Payout Percentage (% of Target Bonus)
1% or less	Less than or equal to $0.22	0%
3%	$0.23	75%
5%	$0.24	100%
8%	$0.25	125%
10%	$0.26	150%
12%	$0.27	175%
15% or more	$0.28 or more	200%

*
If the Company’s total revenue for fiscal 2024 (including revenue derived from any companies acquired after the bonus program was adopted) was $164 million or more, the payout percentage for the revenue growth metric would be 200%.

Bonuses under the Bonus Program for fiscal 2024 were capped at 200% of target, and the total bonus pool for all bonuses awarded for fiscal 2024 was limited to 50% of the Company’s non-GAAP income for the fiscal year (defined as our earnings before interest, taxes, depreciation, amortization, and share-based compensation, excluding the impact of non-recurring charges or gains, consistent with the approach used for reporting “Non-GAAP Net Income” in our quarterly earnings releases), and calculated before taking the bonuses into account. To the extent the total payout under the Bonus Program exceeded this bonus pool, the bonuses awarded under the program may be capped at the bonus pool amount.
The Compensation Committee established the following target and maximum bonus amounts set forth below for the named executive officers under the Bonus Program. The target bonuses for Mr. Awsare and Mr. Hoff were negotiated in connection with their joining the Company as described above.

Name	Fiscal 2024 Base Salary	Target Bonus		Incentive Mix		Maximum Payout
		% of Salary	Dollars	Revenue Growth	Non- GAAP EPS	% of Salary	Dollars
Saleel Awsare*	$500,000	100%	$500,000	60%	40%	200%	$1,000,000
Jeremy R. Whitaker	$300,000	65%	$195,000	60%	40%	130%	$390,000
Kurt Hoff*	$335,000	50%	$167,500	60%	40%	100%	$335,000
Eric Bass	$275,000	50%	$137,500	60%	40%	100%	$275,000
Roger Holliday	$280,500	50%	$140,250	60%	40%	100%	$280,500

*
Pursuant to their employment agreements, the fiscal 2024 bonuses from Mr. Awsare and Mr. Hoff would be pro-rated based on their respective periods of employment with the Company during the fiscal year. As Mr. Gurusamy joined the Company in May 2024, he did not participate in the Bonus Program for fiscal 2024.

In August 2024, the Compensation Committee determined that the Company’s organic revenue for fiscal 2024 had increased by 22% over the fiscal 2023 level, and that the Company’s non-GAAP EPS for fiscal 2024 was $0.40. The Compensation Committee also determined that the bonus pool accrued for the 2024 Bonus Program was sufficient to pay bonuses under the program at 70% of the target level. Accordingly, although the Company’s revenue growth and non-GAAP EPS for fiscal 2024 achieved the maximum performance level, the Compensation Committee determined that each of the named executive officers would receive a payout at 70% of their target bonus levels.

Equity Awards
We believe that providing a significant portion of our executive officers’ total compensation opportunity in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, executives receive a stake in our financial future and the values realized in the long term depend on the executives’ ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market. In determining the equity awards to be granted to our executives, the Compensation Committee takes into account the executive’s equity ownership in the Company and the terms of the executive’s then-outstanding awards.
Our Compensation Committee administers our equity incentive plans and establishes the terms for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. Our annual equity awards to our executives include RSUs that vest based on our achievement of specific performance goals as well as the executive’s continued service with the Company (“PSUs”). From time to time, we may also grant stock options and RSUs that vest based on continued employment over a multi-year period. We consider options (like PSUs) to be performance-based because they have value only if our stock price increases after the date of grant. RSUs may be granted because, while they have a value based on our stock price, they also provide retention incentives even if our stock price does not increase. The Compensation Committee annually evaluates its equity compensation program to determine whether to issue either PSUs, RSUs, stock options, a combination thereof, or other types of equity awards.
Vesting of our PSUs is generally subject to our achievement of pre-established growth rates in our total revenue and non-GAAP EPS for the applicable performance period. Although these metrics are similar to the metrics used for our Bonus Program, we have based vesting of PSUs awarded over the past three fiscal years on three-year growth in total revenue (whereas the Bonus Program utilizes one-year organic revenue) and three-year growth in non-GAAP EPS (as opposed to the one-year target values used in the Bonus Program). In addition, we have also included relative total shareholder return (“TSR”) as a metric for vesting of our PSUs awarded in certain fiscal years (including PSUs that we recently awarded to our executives for fiscal 2025), which is not a metric used in our Bonus Program.
As noted above, the Compensation Committee believes revenue and non-GAAP EPS to be good indicators of our success, given the market in which we compete. In addition, they are metrics that management can calculate and communicate to employees. Using growth in total revenue as a performance measure in our PSUs aligns with our strategy of growth through acquisitions, and balances with the use of organic revenue (which incentivizes management to grow our existing business) as a performance measure under our Bonus Program. We use non-GAAP EPS because we believe the adjustments we make to our EPS for purposes of our incentive programs provide a more accurate picture of the value of our company than EPS computed in accordance with GAAP. In particular, we believe it is appropriate to exclude non-cash accounting charges for amortization of goodwill from EPS as we believe our value, and the value of the companies in our industry we acquire, is not in the tangible property we own, but rather in the design and development of products which we then have other people build for us. As such, we believe deducting a non-cash expense from earnings would under-represent our core profitability.
Grant of Fiscal 2024 PSU Awards. In June 2023, the Compensation Committee approved an award of PSUs to each of the named executive officers then employed with us, with the target number of PSUs subject to these awards as follows: Mr. Whitaker – 130,150 PSUs, Mr. Bass – 84,880 PSUs, and Mr. Holliday – 84,880 PSUs. The target number of PSUs subject to each award was determined by dividing a dollar amount determined by the Compensation Committee (Mr. Whitaker - $575,000, Mr. Bass - $375,000, and Mr. Holliday - $375,000) by the average closing price of our common stock over the last 30 trading days before July 1, 2023 (the last 30 trading days of the last full fiscal quarter prior to the quarter in which the grant was made).
The vesting of each award is subject to the Company’s performance over each of fiscal 2024, fiscal 2025 and fiscal 2026 (as well as the executive’s continued employment with the Company), with one-third of the target number of PSUs for the award allocated to fiscal 2024, two-thirds of the target number of PSUs for the award allocated to fiscal 2025, and 100% of the target number of PSUs for the award allocated to fiscal 2026 (and with the number of PSUs vested for fiscal 2025 and fiscal 2026 to be reduced by any PSUs that vested for a prior fiscal year). The percentage of the target number of PSUs that vest for each performance period is determined 60% based on the Company’s revenue compound annual growth rate (“Revenue CAGR”) for the applicable period and 40% based on the Company’s non-GAAP EPS compound annual growth rate (“Non-GAAP EPS CAGR”) for the performance period (with the Company’s revenue and non-GAAP EPS for fiscal 2023 used in each case as the base year). In no event will an award vest more than 200% of the target number of PSUs subject to the award (with interim limits such that no more than 40% of the total target number of PSUs subject to award may vest for fiscal 2024 and no more than 90% of the total target number of PSUs subject to the award may vest for fiscal 2024 and fiscal 2025 in the aggregate).
When it approved these grants in June 2023, the Compensation Committee provided that the vesting percentage for the PSUs allocated to each performance period would be determined in accordance with the following table (with the percentage determined by linear interpolation for performance between the levels indicated in the table):

Revenue CAGR for the Applicable Performance Period (60%)	Non-GAAP EPS CAGR for the Applicable Performance Period (40%)	Vesting Percentage
5% or less	5% or less	0%
10%	10%	50%
15%	15%	100%
20% or greater	20% or greater	150%

In addition, the Compensation Committee determined that the vesting percentage for the portion of the award allocated to fiscal 2026 would also be subject to a multiplier based on the Company’s TSR for the entire three-year period covered by the award (consisting of fiscal 2024, fiscal 2025 and fiscal 2026) relative to the TSRs for the companies in the Russell Microcap Index for that period (the “TSR Multiplier”). If the Company’s relative TSR for the three-year period was at the 25th percentile or lower, the TSR Multiplier would be 66 2/3%, and if the Company’s relative TSR for the three-year period was at the 75th percentile or higher, the TSR Multiplier would be 133 1/3%. If the Company’s relative TSR for the three-year period was between the 25th percentile and the 75th percentile, the TSR Multiplier would be determined by linear interpolation for performance between 66 2/3% and 133 1/3%. However, in no event will an award vest more than 200% of the target number of PSUs subject to the award.
In August 2024, the Compensation Committee determined that the Company’s Revenue CAGR for fiscal 2024 was 22%, and the Company’s Non-GAAP EPS CAGR for fiscal 2024 was 82% (in each case determined as described above under the terms of the fiscal 2024 awards). Accordingly, each of these named executive officers’ awards for fiscal 2024 vested as to 40% of the total target number of PSUs subject to the award for the fiscal 2024 performance period.
Vesting of Fiscal 2023 PSU Awards During Fiscal 2024. In July 2022, the Compensation Committee approved an award of PSUs to each of the named executive officers then employed with the Company, with the target number of PSUs subject to these awards as follows: Mr. Whitaker - 109,489 PSUs and Mr. Holliday – 72,993 PSUs. The target number of PSUs subject to each award was determined by dividing a dollar amount determined by the Compensation Committee (Mr. Whitaker - $600,000 and Mr. Holliday - $400,000) by the average closing price of our common stock over the last 30 trading days before July 1, 2022. The vesting of each award is subject to the Company’s performance over each of fiscal 2023, fiscal 2024 and fiscal 2025 (as well as the executive’s continued employment with the Company), with one-third of the target number of PSUs for the award allocated to fiscal 2023, two-thirds of the target number of PSUs for the award allocated to fiscal 2024, and 100% of the target number of PSUs for the award allocated to fiscal 2025 (and with the number of PSUs vested for fiscal 2024 and fiscal 2025 to be reduced by any PSUs that vested for a prior fiscal year). As with the PSUs granted to the named executive officers for fiscal 2024 described above, the percentage of the target number of PSUs that vest for each performance period is determined 60% based on the Company’s Revenue CAGR for the applicable period and 40% based on the Company’s Non-GAAP EPS CAGR for that period (with the Company’s revenue and non-GAAP EPS for fiscal 2022 used in each case as the base year), using the same performance targets and vesting percentages specified in the table above and with the vesting of the portion of the award allocated to fiscal 2025 subject to a TSR Multiplier as described above. In no event will an award vest more than 200% of the target number of PSUs subject to the award (with interim limits such that no more than 40% of the total target number of PSUs subject to award may vest for fiscal 2023 and no more than 90% of the total target number of PSUs subject to the award may vest for fiscal 2023 and fiscal 2024 in the aggregate).

In August 2024, the Compensation Committee determined that the Company’s Revenue CAGR for fiscal 2024 was 11%, and the Company’s Non-GAAP EPS CAGR for fiscal 2024 was 10% (in each case determined as described above under the terms of the fiscal 2023 awards). Accordingly, each of these named executive officers’ awards for fiscal 2023 vested for the fiscal 2024 performance period as to 37% of the total target number of PSUs subject to the award.
Vesting of Fiscal 2022 PSU Awards During Fiscal 2023. In July 2021, the Compensation Committee approved an award of PSUs to each of the named executive officers then employed with the Company, with the target number of PSUs subject to these awards as follows: Mr. Whitaker - 50,459 PSUs and Mr. Holliday - 36,698 PSUs. The target number of PSUs subject to each award was determined by dividing a dollar amount determined by the Compensation Committee (Mr. Whitaker - $275,000 and Mr. Holliday - $200,000) by the average closing price of our common stock over the last 30 trading days before July 1, 2021. The vesting of each award is subject to the Company’s performance over each of fiscal 2022, fiscal 2023 and fiscal 2024 (as well as the executive’s continued employment with the Company), with one-third of the target number of PSUs for the award allocated to fiscal 2022, two-thirds of the target number of PSUs for the award allocated to fiscal 2023, and 100% of the target number of PSUs for the award allocated to fiscal 2024 (and with the number of PSUs vested for fiscal 2023 and fiscal 2024 to be reduced by any PSUs that vested for a prior fiscal year). As with the PSUs granted to the named executive officers for fiscal 2024 described above, the percentage of the target number of PSUs that vest for each performance period is determined 60% based on the Company’s Revenue CAGR for the applicable period and 40% based on the Company’s Non-GAAP EPS CAGR for that period (with the Company’s revenue and non-GAAP EPS for fiscal 2021 used in each case as the base year), using the same performance targets and vesting percentages specified in the table above. In no event will an award vest more than 150% of the target number of PSUs subject to the award (with interim limits such that no more than 40% of the total target number of PSUs subject to award may vest for fiscal 2022 and no more than 90% of the total target number of PSUs subject to the award may vest for fiscal 2022 and fiscal 2023 in the aggregate).
In August 2024, the Compensation Committee determined that the Company’s Revenue CAGR for fiscal 2024 was 31%, and the Company’s Non-GAAP EPS CAGR for fiscal 2024 was 28% (in each case determined as described above under the terms of the fiscal 2022 awards). Accordingly, each of these named executive officers’ awards for fiscal 2022 vested as to a number of PSUs that, when aggregated with the number of PSUs that previously vested based on fiscal 2022 and fiscal 2023 performance, would result in the award being vested as to 150% of the total target number of PSUs subject to the award.
New-Hire Grants to Mr. Awsare. During fiscal 2024, the Compensation Committee approved an award of 470,255 RSUs and two awards of PSUs (with an aggregate target number of 459,058 shares subject to the awards) to Mr. Awsare as an inducement to him to commence employment with the Company, provide long-term retention incentives, and further align his interests with those of our stockholders. As discussed below, the RSUs were awarded as a one-time inducement grant to help make Mr. Awsare whole for compensation he would be foregoing in accepting employment with the Company. Mr. Awsare’s annual equity award from the Company for fiscal 2024 was entirely in the form of PSUs.
The number of shares subject to these awards was determined by dividing a dollar amount specified in Mr. Awsare’s employment agreement ($2,100,000 for the RSUs, $2,050,000 for the target number of PSUs) by the average of the closing prices for a share of the Company’s common stock over the thirty consecutive trading days prior to Mr. Awsare’s start date with the Company. The RSU award vests as to one-third of the RSUs on each of November 1, 2024, November 1, 2025 and November 1, 2026. The vesting of one of the PSU awards (with a target number of 235,127 shares) will be determined using the same performance metrics and goals as the PSU awards granted to the named executive officers for fiscal 2024 as described above (including the TSR Multiplier, which is determined based on our relative TSR over the entire three-year performance period covered by the award), except that 16% of the target number of PSUs for the award are allocated to fiscal 2024, 42% of the target number of PSUs for the award allocated to fiscal 2025, and 100% of the target number of PSUs for the award allocated to fiscal 2026. In addition, no more than 20% of the target number of PSUs for the award may vest for fiscal 2024. Based on the performance results noted above, the Compensation Committee determined in August 2024 that 20% of the PSUs subject to the award vested for the fiscal 2024 performance period. The vesting of Mr. Awsare’s other PSU award (with a target number of 223,931 shares) will be determined solely based on the Company’s TSR for the three-year period commencing on Mr. Awsare’s start date with the Company relative to the TSRs for the companies in the Russell Microcap Index for that three-year period, with the award vesting as 50% of the target number of PSUs if the Company’s relative TSR for the three-year period is at the 50th percentile and 200% if the Company’s relative TSR for the three-year period is at the 75th percentile or higher (the “Relative TSR PSU Award”). If the Company’s relative TSR for the three-year period is between the 50th percentile and the 75th percentile, the vesting percentage will be determined by linear interpolation between the 50% and 200% levels, and no portion of the award will vest if the Company’s relative TSR for that period is below the 50th percentile. For all three awards, vesting is also contingent on Mr. Awsare’s continued employment with the Company through the applicable vesting date. In approving an award for Mr. Awsare (and the other named executive officers hired during fiscal year 2024 as described below) that vests based solely on our TSR performance, the Compensation Committee believed that this structure would help further align the interests of our executives with those of our stockholders.
In determining the value of the inducement grant of time-based RSUs to Mr. Awsare, the Compensation Committee took into account the value of unvested equity awards granted to Mr. Awsare by his prior employer (which was approximately $5,500,000) that Mr. Awsare would forfeit in commencing employment with the Company. Similarly, the Compensation Committee approved a sign-on bonus for Mr. Awsare as noted below under “Description of Employment Agreements—Cash Compensation.” These arrangements were negotiated with Mr. Awsare and intended to help make Mr. Awsare whole for compensation he would be foregoing in accepting employment with the Company.
New-Hire Grants to Other Executives. During fiscal 2024, the Compensation Committee approved an award of 62,404 RSUs and a Relative TSR PSU Award with a target number of 43,204 shares to Mr. Hoff, and an award of 95,691 RSUs and a Relative TSR PSU Award with a target number of 66,248 shares to Mr. Gurusamy. Each of these awards was granted as an inducement to the executive to commence employment with the Company, provide long-term retention incentives, and further align his interests with those of our stockholders. The number of shares subject to these awards was determined by dividing a dollar amount specified in the executive’s offer letter (for each executive, $325,000 for the RSUs and $225,000 for the target number of PSUs) by the average of the closing prices for a share of the Company’s common stock over the thirty consecutive trading days prior to the executive’s start date with the Company. Each RSU award vests over a three-year period, with one-third of the RSUs subject to the award vesting after one year and the remaining RSUs subject to the award vesting ratably over a period of eight quarters thereafter. The Relative TSR PSU Awards are subject to the same vesting terms described above for Mr. Awsare’s Relative TSR PSU Award, except that the three-year performance period to determine vesting of the executive’s award begins with that executive’s start date with the Company. In each case, vesting is also contingent on the executive’s continued employment with the Company through the applicable vesting date.
Delegation to CEO of Certain Grant Authority. The Compensation Committee has delegated authority to our Chief Executive Officer to grant options and/or RSUs to selected newly-hired employees, other than executive officers and employees directly reporting to the Chief Executive Officer, within certain parameters established by the Compensation Committee. Management reports these new-hire award grants to the Compensation Committee.
Grant of Fiscal 2025 Equity Awards. In July 2024, the Compensation Committee made several changes to our equity award program in approving the fiscal 2025 awards for our named executive officers. Specifically, the award for Mr. Awsare consists one-third of PSUs that vest based on growth in the Company’s revenue and non-GAAP EPS during each of fiscal 2025, fiscal 2026 and fiscal 2027 (with vesting to occur each year only if a threshold level of growth for both metrics is achieved), one-third of PSUs that vest based solely on the Company’s TSR for the three-year period consisting of fiscal 2025, fiscal 2026 and fiscal 2027 relative to the TSRs for the companies in the Russell Microcap Index, and one-third of RSUs that vest in installments over a three-year period, subject to the executive’s continued employment. For the other named executive officers (other than Mr. Holliday), their fiscal 2025 awards consist 25% of each of the two PSU grants described above and 50% of RSUs, with vesting of each award on the same terms as the grants to Mr. Awsare. The number of RSUs and the target number of PSUs for these awards was determined based on the dollar values approved by the Compensation Committee (allocated for each executive as noted above) and converted into shares using the same methodology as described above for the fiscal 2024 grants. In approving these changes, the Compensation Committee believed they would help align our program more closely with the interests of our stockholders and be a more prudent use of our equity.
Benefits
All of our executive officers are eligible to participate in our benefits programs offered to our employees generally, which include medical, dental and vision plans, our 2013 Employee Stock Purchase Plan, a 401(k) plan, tuition reimbursement, life insurance and short and long-term disability coverage. In designing our employee benefits program, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practices.
The Company makes matching contributions under the 401(k) plan to each plan participant, including our executive officers, in an amount equal to 25% of the first 6% of salary deferred by the participant.
The Company has an executive physical program, under which Mr. Awsare and Mr. Whitaker were eligible to be reimbursed during fiscal 2024 up to $2,500 for the costs of an annual executive physical examination. With the exception of this annual executive physical program, it is our policy to not extend significant perquisites to executives that are not broadly available to our other employees.
The Company may provide additional benefits to newly-hired executive officers as an inducement to their joining the Company. During fiscal 2024, the Company provided sign-on bonuses to Mr. Awsare, Mr. Hoff and Mr. Gurusamy in their new employment agreements with the Company as noted below under “Description of Employment Agreements – Cash Compensation.” Mr. Awsare’s employment agreement also provides that he may be reimbursed for certain relocation expenses. However, no such expenses were reimbursed during fiscal 2024.
Severance Arrangements
The Company has entered into arrangements with its executive officers to provide severance benefits upon certain terminations of their employment with the Company, including retention agreements entered into with each of Messrs. Whitaker, Holliday and Bass in July 2023 and new severance agreements entered into with each of Mr. Awsare, Mr. Hoff and Mr. Gurusamy during fiscal 2024. These agreements are described in more detail below under “Severance and Change in Control Arrangements with Named Executive Officers.”
Clawback Policy
In accordance with SEC and Nasdaq requirements, the Board has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.
Tax Considerations
Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.
The Compensation Committee notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and its stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes.
Risk Management Considerations
Our Compensation Committee structures our executive compensation programs so as to appropriately reward executives for operating performance and growth without undue risk-taking and oversees, among other things, the assessment and management of risks related to the Company’s compensation plans and policies. The Compensation Committee has evaluated our compensation policies and programs and believes that our compensation policies and practices provide appropriate incentives and controls and are not reasonably likely to have a material adverse effect on the Company.

Executive Stock Ownership Requirements
The Board grants equity-based awards to members of senior management, and encourages members of senior management to acquire and hold stock in the Company, to further align the interests of the executives with the stockholders. However, neither the Board nor the Compensation Committee has established formal stock ownership guidelines for the executive officers of the Company.
Fiscal 2024 Summary Compensation Table
The following table sets forth, for the fiscal years indicated, the compensation paid to our named executive officers:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total ($)
Saleel Awsare(5) Chief Executive Officer	2024	298,077	90,666	5,488,377	—	204,167	5,006	6,086,293
Jeremy R. Whitaker(6) Former Chief Financial Officer	2024	299,135	—	534,651	—	136,500	2,929	973,215
	2023	255,000	—	566,130	—	—	2,784	823,914
Kurt Hoff(7) VP of Worldwide Sales	2024	103,077	66,666	477,685	—	37,906	1,853	687,187
Mathi Gurusamy(8) Chief Strategy Officer	2024	38,077	25,000	792,839	—	—	381	856,297
Eric Bass(9) VP of Engineering	2024	274,519	—	348,680	—	96,250	4,118	723,567
	2023	100,962	—	720,369	230,269	—	1,442	1,053,042
Roger Holliday(10) Former VP of Worldwide Sales	2024	280,010	—	348,680	—	98,175	4,050	730,915
	2023	251,923	—	377,422	—	—	4,879	634,224

(1)
The amounts reported in the “Bonus” column represent the installments of the named executive officer’s sign-on bonus that vested during fiscal 2024. The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the named executive officer’s annual bonus for the applicable fiscal year. As noted above, the annual bonuses for Messrs. Awsare and Hoff for fiscal 2024 were pro-rated as they joined the Company during the fiscal year.

(2)
The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 6 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K, which was filed with the SEC on September 9, 2024 (or, for awards granted prior to fiscal 2024, the corresponding note in the Form 10-K for that fiscal year). The material terms of these awards are described in the “Equity Awards” section of this proxy statement above.

(3)
A portion of the amounts reported in the “Stock Awards” column for each named executive officer for each fiscal year reflects the grant-date fair value of performance stock units granted to the executives during that fiscal year assuming the target level of performance conditions was achieved. These amounts were based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following table presents the aggregate grant-date fair value of these performance-based awards granted in fiscal 2024 and 2023 included in the “Stock Awards” column for those years and the aggregate grant-date fair value of these awards assuming that the highest level of performance conditions was achieved.

Name	Aggregate Grant Date Fair Value of Performance Awards (Fiscal 2024)		Aggregate Grant Date Fair Value of Performance Awards (Fiscal 2023)
	Based on Probable Outcome as of the Grant Date ($)	Based on Maximum Performance ($)	Based on Probable Outcome as of the Grant Date ($)	Based on Maximum Performance ($)
Saleel Awsare	3,024,238	6,846,907	—	—
Jeremy R. Whitaker	534,654	1,324,927	566,130	1,132,260
Kurt Hoff	232,438	464,875	—	—
Mathi Gurusamy	427,300	854,599	—	—
Eric Bass	348,680	864,078	426,997	853,994
Roger Holliday	348,680	864,078	377,422	754,844

(4)	The amounts reported for fiscal 2024 in this column for each of the named executive officers represent matching contributions under the Company’s 401(k) plan.
(5)	Mr. Awsare commenced employment with us on November 20, 2023.

(6)	Mr. Whitaker served as our Interim Chief Executive Officer from June 30, 2023 through November 19, 2023. He resigned as our Chief Financial Officer effective September 13, 2024.
(7)	Mr. Hoff commenced employment with us on March 4, 2024.
(8)	Mr. Gurusamy commenced employment with us on May 13, 2024.
(9)	Mr. Bass commenced employment with us on January 30, 2023.
(10)
Mr. Holliday stepped down from his position as Vice President, Worldwide Sales, effective February 29, 2024, and continued his employment with the Company thereafter in a non-officer role. His employment with the Company terminated on September 30, 2024.

Description of Employment Agreements - Cash Compensation
We have entered into an employment agreement with Mr. Awsare and offer letters with each of our other named executive officers. The salary and bonus terms of each agreement are briefly described below. Provisions of these agreements relating to outstanding equity incentive awards, if any, and post-termination of employment benefits are discussed under the applicable sections of this proxy statement. The named executive officers’ salary and target bonus levels for fiscal 2024 are described above in this “Executive Compensation” section.
Saleel Aware. On October 31, 2023, we entered into an employment agreement with Mr. Awsare. The agreement is for no specific term and provides Mr. Awsare is employed at-will. The agreement provides for Mr. Awsare to receive an initial annual base salary of $500,000 and to participate in the Company’s annual bonus plan with an initial target bonus opportunity of 100% of his base salary, with the actual amount of the bonus to be determined by the Compensation Committee based on actual performance for the year. The agreement also provides for Mr. Awsare to receive a sign-on bonus of $136,000, with one-third of the bonus paid on his starting employment with the Company, one-third of the bonus paid, subject to his continued employment with the Company, six months after his start date, and one-third of the bonus paid, subject to his continued employment with the Company, at the end of fiscal 2024 when annual bonuses would generally be paid to the Company’s executives. In addition, the agreement provides that Mr. Awsare will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees. Mr. Awsare would also be entitled to reimbursement of up to $100,000 for expenses incurred if he decides to relocate to Orange County, California (subject to repayment to the Company if his employment terminates within two years after his start date). The agreement also provides for grants of equity awards to Mr. Awsare as an inducement for him to join the Company as described above under “Equity Awards—New-Hire Grants to Mr. Awsare”.
Jeremy R. Whitaker. On September 8, 2011, we entered into an offer letter with Mr. Whitaker, which was amended on November 13, 2012. The agreement is for no specific term and provides Mr. Whitaker is employed at-will. The agreement provides for an initial annual base salary of $210,000, subject to annual review. The agreement also provides that Mr. Whitaker will be entitled to participate in the Company’s annual bonus plan with an initial target bonus opportunity of at least 35% of his base salary, with the actual amount of the bonus to be determined by the Compensation Committee based on actual performance for the year. In addition, the agreement provides that Mr. Whitaker will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.
Mr. Whitaker resigned from the Company effective September 13, 2024.
Kurt Hoff. We entered into an offer letter with Mr. Hoff dated February 23, 2024. The agreement is for no specific term and provides Mr. Hoff is employed at-will. The agreement provides for an initial annual base salary of $335,000, subject to periodic review. The agreement also provides that Mr. Hoff will be entitled to participate in the Company’s annual bonus plan with an initial target bonus opportunity of 50% of his base salary, with the actual amount of the bonus to be determined by the Compensation Committee based on actual performance for the year. The agreement also provides for Mr. Hoff to receive a sign-on bonus of $100,000, with one-third of the bonus paid on his starting employment with the Company and the remainder of the bonus paid in two installments that vest, subject to his continued employment with the Company, 90 days and one year after his start date. In addition, the agreement provides that Mr. Hoff will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees. The agreement also provides for grants of equity awards to Mr. Hoff as an inducement for him to join the Company as described above under “Equity Awards—New-Hire Grants to Other Executives” and that the grant date value of his annual equity awards for fiscal 2025 will not be less than $300,000.
Mathi Gurusamy. We entered into an offer letter with Mr. Gurusamy dated April 2, 2024. The agreement is for no specific term and provides Mr. Gurusamy is employed at-will. The agreement provides for an initial annual base salary of $330,000, subject to periodic review. The agreement also provides that Mr. Gurusamy will be entitled to participate in the Company’s annual bonus plan with an initial target bonus opportunity of 50% of his base salary, with the actual amount of the bonus to be determined by the Compensation Committee based on actual performance for the year. The agreement also provides for Mr. Gurusamy to receive a sign-on bonus of $50,000, with one-half of the bonus paid on his starting employment with the Company and the remainder of the bonus to vest and be paid, subject to his continued employment with the Company, six months after his start date. In addition, the agreement provides that Mr. Gurusamy will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees. The agreement also provides for grants of equity awards to Mr. Gurusamy as an inducement for him to join the Company as described above under “Equity Awards—New-Hire Grants to Other Executives” and that the grant date value of his annual equity awards for fiscal 2025 will not be less than $300,000.
Eric Bass. We entered into an offer letter with Mr. Bass dated December 12, 2022. The agreement is for no specific term and provides Mr. Bass is employed at-will. The agreement provides for an initial annual base salary of $250,000, subject to periodic review. The agreement also provides that Mr. Bass will be entitled to participate in the Company’s annual bonus plan with an initial target bonus opportunity of at least 40% of his base salary, with the actual amount of the bonus to be determined by the Compensation Committee based on actual performance for the year. In addition, the agreement provides that Mr. Bass will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.
Roger Holliday. We entered into an offer letter with Mr. Holliday dated January 4, 2020. The agreement is for no specific term and provides Mr. Holliday is employed at-will. The agreement provides for an initial annual base salary of $250,000, subject to annual review. The agreement also provides that Mr. Holliday will be entitled to participate in the Company’s annual bonus plan with an initial target bonus opportunity of at least 40% of his base salary, with the actual amount of the bonus to be determined by the Compensation Committee based on actual performance for the year. In addition, the agreement provides that Mr. Holliday will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.
Mr. Holliday stepped down from his position as Vice President, Worldwide Sales, effective February 29, 2024, and continued his employment with the Company thereafter in a non-officer role. His employment with the Company terminated on September 30, 2024.

Outstanding Equity Awards at 2024 Fiscal Year End
The following table provides information concerning outstanding equity awards held by our named executive officers as of June 30, 2024.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Saleel Awsare	—	—	—	—	—	11/20/2023	470,255(2)	1,669,405	—	—
	—	—	—	—	—	11/20/2023	47,025(3)	166,940	423,229(4)	1,502,463
	—	—	—	—	—	11/20/2023	—	—	223,931(5)	794,955
Jeremy R. Whitaker	8/29/2017	29,720	—	2.16	8/29/2024	7/27/2021	30,276(6)	107,480	—	—
	—	—	—	—	—	7/5/2022	40,876(7)	145,109	68,813(8)	244,286
	—	—	—	—	—	7/3/2023	52,060(9)	184,813	208,240(10)	739,252
Kurt Hoff	—	—	—	—	—	3/5/2024	62,404(11)	221,534	—	—
	—	—	—	—	—	3/5/2024	—	—	43,204(5)	153,374
Mathi Gurusamy	—	—	—	—	—	6/1/2024	95,691(12)	339,703	—	—
	—	—	—	—	—	6/1/2024	—	—	66,248(5)	235,180
Eric Bass	2/1/2023	33,333	66,667(13)	4.95	2/1/2030	2/1/2023	40,746(14)	144,652	—	—
	—	—	—	—	—	2/1/2023	32,184(7)	114,253	54,023(8)	191,782
	—	—	—	—	—	7/3/2023	33,952(9)	120,530	135,808(10)	482,118
Roger Holliday	2/4/2020	100,000	—	3.79	2/4/2027	7/27/2021	22,019(6)	78,167	—	—
	—	—	—	—	—	7/5/2022	27,251(7)	96,740	45,742(8)	162,384
	—	—	—	—	—	7/3/2023	33,952(9)	120,530	135,808(10)	482,118

(1)
In accordance with applicable SEC regulations, the market value of the shares in each of these columns has been determined based on the closing price of our common stock on June 28, 2024, the last trading day of fiscal 2023, which was $3.55.

(2)	These RSUs will vest as to one-third of the RSUs on each of November 1, 2024, November 1, 2025 and November 1, 2026.
(3)
This item represents the portion of an inducement award of PSUs granted to the executive during fiscal 2024 that was eligible to vest based on the Company’s performance during fiscal 2024 and reflects the number of PSUs subject to such portion the Compensation Committee determined were eligible to vest based on such performance. These PSUs vested on August 26, 2024.

(4)
This item represents the portion of an inducement award of PSUs granted to the executive during fiscal 2024 that will be eligible to vest based on the Company’s performance during fiscal 2025 and fiscal 2026. As the maximum performance level for the award was achieved in fiscal 2024, in accordance with SEC requirements, the number of PSUs reported in the table reflects 180% of the total target number of shares subject to the award (i.e. the number of PSUs that would be eligible to vest for fiscal 2025 and fiscal 2026 if the maximum performance levels were achieved).

(5)
This item represents an inducement award of PSUs granted to the executive during fiscal 2024 that will be eligible to vest based on the Company’s relative TSR over a three-year period commencing on the executive’s start date with the Company (i.e. November 20, 2023 for Mr. Awsare, March 4, 2024 for Mr. Hoff, and May 13, 2024 for Mr. Gurusamy). The number of PSUs reported in the table reflects the total target number of shares subject to the award.

(6)
This item represents the portion of an award of PSUs granted to the executive during fiscal 2022 that was eligible to vest based on the Company’s performance during fiscal 2024 and reflects the number of PSUs subject to such portion the Compensation Committee determined were eligible to vest based on such performance. These PSUs vested on August 26, 2024.

(7)
This item represents the portion of an award of PSUs granted to the executive during fiscal 2023 that was eligible to vest based on the Company’s performance during fiscal 2024 and reflects the number of PSUs subject to such portion the Compensation Committee determined were eligible to vest based on such performance. These PSUs vested on August 26, 2024.

(8)
This item represents the portion of an award of PSUs granted to the executive during fiscal 2023 that will be eligible to vest based on the Company’s performance during fiscal 2025. As the threshold performance level for the award was achieved in fiscal 2024, in accordance with SEC requirements, the number of PSUs reported in the table reflects 63% of the total target number of shares subject to the award (i.e. the number of PSUs that would be eligible to vest for fiscal 2025 if the target performance level was achieved).

(9)
This item represents the portion of an award of PSUs granted to the executive during fiscal 2024 that was eligible to vest based on the Company’s performance during fiscal 2024 and reflects the number of PSUs subject to such portion the Compensation Committee determined were eligible to vest based on such performance. These PSUs vested on August 26, 2024.

(10)
This item represents the portion of an award of PSUs granted to the executive during fiscal 2024 that will be eligible to vest based on the Company’s performance during fiscal 2025 and fiscal 2026. As the maximum performance level for the award was achieved in fiscal 2024, in accordance with SEC requirements, the number of PSUs reported in the table reflects 160% of the total target number of shares subject to the award (i.e. the number of PSUs that would be eligible to vest for fiscal 2025 and fiscal 2026 if the maximum performance levels were achieved).

(11)
These RSUs will vest according to the following schedule: one-third of the RSUs vest on March 1, 2025, with the remaining RSUs vesting ratably over the period of eight quarters thereafter, such that 100% of the RSUs will be fully vested as of March 1, 2027.

(12)
These RSUs will vest according to the following schedule: one-third of the RSUs vest on June 1, 2025, with the remaining RSUs vesting ratably over the period of eight quarters thereafter, such that 100% of the RSUs will be fully vested as of June 1, 2027.

(13)
This option will vest according to the following schedule: 25% of the shares subject to the option vested on February 1, 2024, with the remaining shares subject to the option vesting ratably at the beginning of each of the 36 months thereafter, such that 100% of the shares subject to the option will be vested as of February 1, 2027.

(14)
The 59,267 RSUs subject to this grant vest according to the following schedule: 25% of the RSUs vested on March 1, 2024, with the remaining RSUs vesting ratably at the beginning of each of the 12 quarters thereafter, such that 100% of the RSUs will be fully vested as of March 1, 2027.

Severance and Change in Control Arrangements with Named Executive Officers
Although we do not have fixed term employment agreements with any of our employees, the named executive officers are each a party to an agreement with the Company that provides cash payments and acceleration of equity awards in certain circumstances that result in termination of employment. These agreements are intended to encourage retention and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.
As noted above, Mr. Whitaker and Mr. Holliday each terminated employment with us in September 2024, and they did not receive any severance benefits in connection with their termination. The descriptions of their agreements below are presented for informational purposes only.
Employment Agreement with Saleel Awsare
Mr. Awsare’s employment agreement with the Company provides that if his employment is terminated by the Company without Cause or by Mr. Awsare for Good Reason (as such terms are defined in the agreement), Mr. Awsare will be entitled to receive the following separation benefits: (1) one times his annual base salary paid out in installments over the year following his separation date; (2) payment of any incentive bonus due for a fiscal year that ended prior to his separation date plus 100% of the target amount of the incentive bonus for the fiscal year in which the separation date occurs; (3) payment or reimbursement of premiums to continue healthcare coverage under COBRA for Mr. Awsare and his eligible dependents for up to 12 months; (4) as to each then-outstanding equity-based award granted by the Company to Mr. Awsare that vests based solely on continued service with the Company and unless otherwise expressly provided in the applicable award agreement, accelerated vesting of any portion of the award that is scheduled to vest within one year after Mr. Awsare’s separation date; and (5) as to each outstanding equity-based award granted by the Company to Mr. Awsare that is subject to performance-based vesting requirements and unless otherwise expressly provided in the applicable award agreement, Mr. Awsare’s employment with the Company will be deemed to have continued for one year after his separation date.
However, if Mr. Awsare’s employment is terminated by the Company without Cause or by Mr. Awsare for Good Reason during the period beginning 60 days before the closing of a change in control of the Company (or, if earlier, on the date a definitive agreement is entered into to effect the change in control transaction) and ending on the second anniversary of the change in control transaction, Mr. Awsare will be entitled to receive the following separation benefits: (1) two times his annual base salary paid out in installments over the two years following his separation date; (2) payment of any incentive bonus due for a fiscal year that ended prior to his separation date plus 200% of the target amount of the incentive bonus for the fiscal year in which the separation date occurs; (3) payment or reimbursement of premiums to continue healthcare coverage under COBRA for Mr. Awsare and his eligible dependents for up to 24 months; (4) as to each then-outstanding equity-based award granted by the Company to Mr. Awsare that vests based solely on continued service with the Company and unless otherwise expressly provided in the applicable award agreement, accelerated vesting of the entire outstanding and unvested portion of the award; and (5) as to each outstanding equity-based award granted by the Company to Mr. Awsare that is subject to performance-based vesting requirements and unless otherwise expressly provided in the applicable award agreement, any service-based vesting requirement under the award will be deemed satisfied in full but the performance-based vesting measurement will still apply and will be treated as provided in the applicable award agreement.
Mr. Awsare’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Should benefits payable to Mr. Awsare trigger excise taxes under Section 4999 of the Code, Mr. Awsare would either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Awsare, the benefits would be cut-back to the extent necessary to avoid such excise taxes.
Retention Agreements
On July 5, 2023, the Company entered into a retention letter agreement (the “Retention Agreement”) with each of Messrs. Whitaker, Holliday and Bass, providing for severance benefits in the event that the Company terminates the executive’s employment with the Company under certain conditions described below.
Each Retention Agreement provides that if, at any time prior to the Determination Date (as defined below), the Company terminates the executive’s employment for any reason other than for Cause (as defined in the executive’s employment offer letter from the Company and other than due to the executive’s death or disability), the executive will be entitled to (i) continue the executive’s status as an employee of the Company with full pay and all other benefits, even if the executive is not required to come to work or perform any tasks, from the time the executive receives notice of the Company’s decision to terminate his or her employment (the “Notice Date”) through the actual Termination Date (as defined below); (ii) determination and payment of the executive’s bonus for fiscal 2024 (if any, and to the extent not otherwise paid or payable), to be determined and paid as though the executive had continued to be employed with the Company through the applicable payment date, with such payment to be made not later than two weeks after the public announcement of the Company’s final audited financial results for fiscal 2024; and (iii) vesting of the executive’s performance stock unit awards for the Company’s fiscal 2022, 2023 and 2024, as applicable (collectively, the “Grants”), with respect to any performance periods under the Grants scheduled to end in fiscal 2024, with such vesting to be determined based on the Company’s actual performance during the applicable performance period and as though the executive had continued to be employed with the Company through the date of actual receipt of shares pursuant to the Grants (or through the Determination Date if the Compensation Committee determines that vesting shall not occur because the performance targets for fiscal 2024 under each Grant were not met); provided, that if the executive is provided notice of termination during fiscal 2024, he or she will not be entitled to any vesting with respect to a performance period scheduled to end after fiscal 2024.
Under the Retention Agreement, “Termination Date” is defined as, and the executive’s employment with the Company will be terminated on, the day after the executive receives shares pursuant to the Grants for performance targets for fiscal year 2024 (or notice that a determination was made by the Compensation Committee that the performance targets for that fiscal year under each Grant were not met); and “Determination Date” is defined as the date on which the Compensation Committee makes the vesting determination under the Grants with respect to the performance periods thereunder ending with or in fiscal year 2024, such determination to occur no later than the earlier of the date on which the Company announces its audited financial results for fiscal year 2024 or two and one-half months after the end of fiscal 2024.
The benefits provided in the Retention Agreement are supplemental to, and do not replace or amend, any existing agreement between the executive and the Company, including the terms of any Grant document (other than as expressly provided in the Retention Agreement); provided, however, that if in the period between the Notice Date and the Termination Date the executive is not required to come to work or perform any tasks for a period of six months or more, the executive will not receive any additional severance pay upon the executive’s separation from the Company pursuant to any Company policy or practice (other than in the event of a change in control of the Company, in which event the severance provisions of the executive’s employment offer letter from the Company or change in control agreement, if applicable, will continue to apply in accordance with and subject to their applicable terms).
Change in Control Agreement with Jeremy Whitaker
In May 2024, the Company entered into a Change in Control Agreement with Mr. Whitaker. The agreement provides that if a change in control of the Company occurs and, during the period beginning 60 days before the change in control and ending 12 months after the change in control, Mr. Whitaker’s employment is terminated either by the Company without Cause or by Mr. Whitaker for Good Reason (as such terms are defined in the agreement), Mr. Whitaker’s outstanding and unvested equity awards would fully vest, and he would be entitled to receive

(i) a lump sum payment of 12 months of his base salary at the rate then in effect and 100% of his target annual bonus then in effect, and (ii) continued coverage under the Company’s health plans for Mr. Whitaker and his eligible dependents for up to 12 months following his termination date on substantially the same terms as applied immediately prior to his termination.
Mr. Whitaker’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Should benefits payable to Mr. Whitaker trigger excise taxes under Section 4999 of the Code, Mr. Whitaker would either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Whitaker, the benefits would be cut-back to the extent necessary to avoid such excise taxes.
Offer Letters with Mr. Hoff and Mr. Gurusamy
Under their offer letters described above, Mr. Hoff and Mr. Gurusamy are eligible to receive severance payments if their employment is terminated during their first two years of employment with the Company either by us without Cause or by the executive for Good Reason, in each case as defined in the offer letter. The severance for each executive would consist of a lump sum payment equal to 6 months of the executive’s base salary plus an amount equal to 50% of the amount of bonuses (if any) earned by the executive during the 12 months preceding termination.
In addition, the offer letters for Mr. Hoff and Mr. Gurusamy provide that if the executive’s employment is terminated by us without Cause or by the executive for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter), (i) all of the executive’s outstanding equity awards will accelerate and become fully vested; (ii) the executive will receive a cash severance payment in a lump sum (in lieu of the cash severance benefit described in the preceding paragraph, if applicable) equal to 12 months of his base salary plus an amount equal to 100% of his target bonus; and (iii) the executive and his eligible dependents will be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 12 months thereafter.
The executive’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Should benefits payable to the executive trigger excise taxes under Section 4999 of the Code, the executive will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to the executive, the benefits will be cut-back to the extent necessary to avoid such excise taxes.
Offer Letter with Eric Bass
Under the offer letter dated December 12, 2022 between the Company and Mr. Bass, Mr. Bass is eligible to receive severance payments if his employment is terminated on or before February 1, 2025 by us without Cause or by Mr. Bass for Good Reason, in each case as defined in the offer letter. Severance payments for Mr. Bass would consist of a lump sum payment equal to 6 months of base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Bass during the 12 months preceding termination.
In addition, if Mr. Bass’s employment is terminated by us without Cause or by him for Good Reason within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter) and such a termination of his employment occurs on or prior to February 1, 2028, (i) all of his outstanding equity awards will accelerate and become fully vested; (ii) he will receive a cash severance payment in a lump sum (in lieu of the cash severance benefit described above, if applicable) equal to 6 months of his base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Bass during the 12 months preceding termination (or 12 months of his base salary plus an amount equal to 100% of his target bonus if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share); and (iii) he and his eligible dependents will be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 6 months thereafter (or up to 12 months if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share).
Mr. Bass’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Should benefits payable to Mr. Bass trigger excise taxes under Section 4999 of the Code, Mr. Bass will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Bass, the benefits will be cut-back to the extent necessary to avoid such excise taxes.

Offer Letter with Roger Holliday
Under the offer letter dated January 4, 2020 between the Company and Mr. Holliday, if Mr. Holliday’s employment is terminated by us without Cause or by him for Good Reason (in each case, as defined in the offer letter) within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter) and such a termination of his employment occurs on or prior to January 20, 2025, (i) all of his outstanding equity awards will accelerate and become fully vested; (ii) he will receive a cash severance payment in a lump sum (in lieu of the cash severance benefit described above, if applicable) equal to 6 months of his base salary plus an amount equal to 100% of the amount of bonuses (if any) paid to Mr. Holliday during the 12 months preceding termination (or 12 months of his base salary plus an amount equal to 100% of his target bonus if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share); and (iii) he and his eligible dependents will be entitled to continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of his termination for up to 6 months thereafter (or up to 12 months if the consideration paid to the Company’s stockholders in the transaction is $5.00 or more per share).
Mr. Holliday’s right to receive the severance benefits described above is subject to his executing and not revoking a general release of claims in favor of the Company. Should benefits payable to Mr. Holliday trigger excise taxes under Section 4999 of the Code, Mr. Holliday will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Holliday, the benefits will be cut-back to the extent necessary to avoid such excise taxes.
As noted above, Mr. Holliday stepped down from his position as Vice President, Worldwide Sales in February 2024 in order to facilitate his retirement. Mr. Holliday and the Company agreed that Mr. Holliday would continue his employment with the Company in a non-officer role until September 30, 2024 (or, if later, the date a determination is made by the Company’s Board of Directors or applicable committee thereof as to the Company’s performance during fiscal year 2024 for purposes of the vesting of its equity awards), in order to provide support assistance, advice, and training relating to sales matters involving the Company as well as any other similar matters requested by the Company’s Chief Executive Officer.
Performance Stock Unit Awards
The award agreements for annual grants of PSUs to our executive officers (and inducement grants to newly-hired executives with similar performance metrics) generally provide that if a change in control occurs, the performance period of the award will end, and the vesting of the award for performance periods that have not been completed will be determined based on our performance through the end of the fiscal quarter prior to the quarter in which the change in control occurs (with the performance targets being pro-rated to reflect the shortened performance period) or, if greater, the target performance level. The award will remain subject to the time-based vesting requirements, provided that if the executive’s employment is terminated by us without cause, by the executive for good reason, or due to the executive’s death or disability, in any case within 60 days prior to or at any time following the change in control (or if the award is not assumed or continued by the acquiring or successor entity), the time-based vesting requirements will be deemed satisfied. In addition, if the executive’s employment terminates due to death or disability (other than in the context of a change in control), the vesting of the award for the performance period in which the termination date occurs will be determined at the end of that performance period, and any time-based vesting requirements for that performance period (and any prior performance period under the award) will be deemed satisfied.
The award agreements for the inducement grants of Relative TSR PSUs to Mr. Awsare, Mr. Hoff and Mr. Gurusamy during fiscal 2024 generally provide that if a change in control occurs, the three-year performance period of the award will end on the change in control date, and the vesting of the award will be determined based on the closing price of our stock on the last trading day prior to the change in control. The award will remain subject to the time-based vesting requirements, provided that if the executive’s employment is terminated by us without cause, by the executive for good reason, or due to the executive’s death or disability, in any case within 60 days prior to or at any time following the change in control (or if the award is not assumed or continued by the acquiring or successor entity), the time-based vesting requirements will be deemed satisfied. In addition, if the executive’s employment terminates due to death or disability (other than in the context of a change in control), the vesting of the award will be determined based on our relative TSR as of the executive’s termination date, and the time-based vesting requirements will be deemed satisfied. If, during the performance period and more than 12 months after the grant date (other than in the context of a change in control), the executive’s employment is terminated by us without cause or by the executive for good reason, the vesting of the award will be determined based on our relative TSR as of the executive’s termination date and the time-based vesting requirements will be deemed satisfied, provided that the portion of the award that vests will be pro-rated based on the portion of the performance period that has elapsed as of the termination date.
The executive’s right to receive the benefit of the vesting provisions described above is subject to his executing and not revoking a general release of claims in favor of the Company.

Pay Versus Performance
The following summarizes the relationship between the total compensation paid to our Chief Executive Officer (“CEO”) and our other named executive officers and our financial performance for the fiscal years shown in the table (in this discussion, our CEO is also referred to as our principal executive officer or “PEO”, and our named executive officers other than our CEO are referred to as our “Non-PEO NEOs”):

Fiscal Year	Summary Compensation Table Total for CEO #1 ($)(1)(2)	Compensation Actually Paid to CEO #1 ($)(3)	Summary Compensation Table Total for CEO #2 ($)(1)(2)	Compensation Actually Paid to CEO #2 ($)(3)	Summary Compensation Table Total CEO #3 ($)(3)	Compensation Actually Paid to CEO #3 ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On LTRX TSR ($)(4)	LTRX Net Income ($ Millions)(5)
(a)	(b)	(c)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)
2024	N/A	N/A	973,215	584,664	6,086,293	4,071,910	749,491	576,850	68.80	(4.200)
2023	1,348,502	446,463	823,914	760,771	N/A	N/A	843,633	737,446	81.59	(8.980)
2022	1,173,445	2,106,704	N/A	N/A	N/A	N/A	587,962	894,949	104.26	(5.362)

(1)
Mr. Pickle (“CEO #1”) was our CEO for fiscal year 2022 and for fiscal year 2023 through his resignation on June 29, 2023. Mr. Whitaker (“CEO #2”) served as Interim CEO for the remainder of fiscal year 2023 and during fiscal year 2024 through November 19, 2023. Mr. Awsare (“CEO #3”) served as our CEO for the remainder of fiscal year 2024. For fiscal year 2022, our Non-PEO NEOs were Mr. Whitaker, Mr. Holliday and Fathi Hakam, our former Vice President of Engineering. For fiscal year 2023, our Non-PEO NEOs were Mr. Holliday and Mr. Bass. For fiscal year 2024, our Non-PEO NEOs were Messrs. Hoff, Gurusamy, Bass and Holliday.

(2)
See the Summary Compensation Table above for detail on the Summary Compensation Table total compensation for our CEO for each fiscal year covered in the table. The average compensation for the Non-PEO NEOs for fiscal year 2024 was calculated from the Summary Compensation Table above. The average compensation for the Non-PEO NEOs for fiscal years 2022 and 2023 was calculated from the Summary Compensation Table as disclosed in the Company’s Proxy Statement filed with the SEC in calendar year 2022 and 2023, respectively.

(3)
For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our named executive officers (including, for purposes of this table, former named executive officers who are included in the Non-PEO NEO group for the applicable year) means the named executive officer’s total compensation as reflected in the Summary Compensation Table for the applicable fiscal year and adjusted for the following with respect to each named executive officer:

•	Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,
•	Plus the fiscal year-end value of Lantronix option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,
•
Plus/(less) the change in value as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year for Lantronix option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,

•	Plus the vesting date value of Lantronix option and stock awards which were granted and vested during the same covered fiscal year,
•
Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior fiscal year for Lantronix option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,

•
Less, as to any Lantronix option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,

•
Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on Lantronix outstanding and unvested stock awards (no dividends or dividend equivalents are credited with respect to Lantronix options and, for other Lantronix awards, the crediting of dividend equivalents has been taken into account in determining the applicable fiscal year-end or vesting date value of the award),

•
Plus, as to a Lantronix option or stock award that was materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the Lantronix option or stock awards held by the named executive officers were materially modified during the fiscal years covered by the table.

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each fiscal year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement.
The table above reflects the CAP (determined as noted above) for each CEO and, for our Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs for each of the fiscal years shown in the table.

The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO #1.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO #1	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Summary Compensation Table Total	N/A	1,348,502	1,173,445
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	N/A	(943,552)	(389,460)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	N/A	0	488,902
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	N/A	0	35,591
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	N/A	0	0
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	N/A	464,354	798,226
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	N/A	(422,841)	0
Compensation Actually Paid	N/A	446,463	2,106,704

The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO #2.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO #2	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Summary Compensation Table Total	973,215	823,914	N/A
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(534,651)	(566,130)	N/A
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	434,921	527,422	N/A
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(91,466)	(62,759)	N/A
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	0	0	N/A
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(197,355)	38,324	N/A
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0	0	N/A
Compensation Actually Paid	584,664	760,771	N/A

The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO #3.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO #3	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Summary Compensation Table Total	6,086,293	N/A	N/A
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(5,488,377)	N/A	N/A
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	3,473,993	N/A	N/A
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	0	N/A	N/A
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	0	N/A	N/A
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	0	N/A	N/A
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0	N/A	N/A
Compensation Actually Paid	4,071,910	N/A	N/A

The following table provides a reconciliation of the average of the Summary Compensation Table Total for the Non-PEO NEOs for a fiscal year to the average of the Compensation Actually Paid for the Non-PEO NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Summary Compensation Table Total	749,491	843,633	587,962
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(491,971)	(664,030)	(206,425)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	425,140	627,287	259,130
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(48,850)	(38,865)	53,743
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	0	0	0
Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(56,961)	(30,579)	200,539
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0	0	0
Compensation Actually Paid	576,850	737,446	894,949

(4)
LTRX TSR represents cumulative total stockholder return on a fixed investment of $100 in the Company’s common stock for the period beginning on the last trading day of fiscal year 2021 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last three fiscal years against the Company’s total stockholder return (calculated as described above) over that period of time.

Lantronix TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment from 6/30/2021
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$120
$100
$80
$60
$40
$20
$0
$104.26
$81.59
$68.80
$2.11
$0.89
$0.45
$0.74
$0.76
$0.58
$0.58
$4.07
FY 2022
FY 2023
FY 2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 2 CAP ($M)
PEO 3 CAP ($M)
LTRX TSR

(5)
This column shows the Company’s net income for each fiscal year covered by the table. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last three fiscal years against the Company’s net income for each of those years.

Lantronix Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income ($M)
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$0.00
($1.00)
($2.00)
($3.00)
($4.00)
($5.00)
($6.00)
($7.00)
($8.00)
($9.00)
($10.00)
$2.11
$0.89
($5.36)
$0.45
$0.74
$0.76
($8.98)
$0.58
$0.58
$4.07
($4.20)
FY 2022
FY 2023
FY 2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 2 CAP ($M)
PEO 3 CAP ($M)
Net Income ($M)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership Table
The following table sets forth certain information with respect to beneficial ownership of our common stock as of September 10, 2024, by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Section 13 or Section 16 of the Exchange Act; (2) each of our current directors and nominees; (3) each of the named executive officers set forth in the Summary Compensation Table below; and (4) all current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, we believe the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The percentage of shares beneficially owned is based on 38,423,789 shares of our common stock outstanding as of September 10, 2024. In addition, the number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of September 10, 2024 but excludes shares of common stock underlying options or warrants held by any other person.

	Beneficial Ownership
Beneficial Owner Name and Address(1)	Number of Shares Owned	Right to Acquire(2)	Total	Percentage Ownership
Greater than 5% Stockholders:
Bernhard Bruscha(3) Biesingerstrasse 27 Tübingen, D-72072 Germany	5,537,925	100,432	5,638,357	14.6%
Directors and Named Executive Officers:
Saleel Awsare, President, Chief Executive Officer and Director	52,361	156,751	209,112	*
Philip Brace, Director(4)	59,670	8,484	68,154	*
Jason Cohenour, Chairman of the Board	42,393	8,484	50,877	*
Narbeh Derhacobian, Director Nominee	—	—	—	*
Phu Hoang, Director	21,393	8,484	29,877	*
Kevin Palatnik, Director Nominee	—	—	—	*
Hoshi Printer, Director	152,591	8,484	161,075	*
Christa Steele, Director	16,796	5,166	21,962	*
Mathi Gurusamy, Chief Strategy Officer	—	—	—	*
Kurt Hoff, Vice President of Worldwide Sales	—	—	—	*
Eric Bass, Vice President of Engineering	65,246	43,750	108,996	*
Jeremy R. Whitaker, Former Chief Financial Officer(5)	342,322	—	342,322	*
Roger Holliday, Former Vice President of Worldwide Sales(6)	191,102	100,000	291,102	*
All current executive officers and directors as a group (9 persons)(7)	417,666	195,853	613,519	1.6%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618.
(2)	Represents shares of common stock issuable upon exercise of stock options or upon vesting of restricted stock units (“RSUs”) within 60 days of September 10, 2024.
(3)
Based upon information contained in a Form 4 filed by Mr. Bruscha with the SEC on August 2, 2024. According to the Form 4, 5,381,471 of the shares are owned by TL Investment GmbH, of which Mr. Bruscha, the Chair of the Advisory Board until its dissolution as of the date of the Annual Meeting, is the managing director. The remaining shares are owned directly by Mr. Bruscha.

(4)	Includes 47,000 shares held by a trust of which Mr. Brace has sole voting and investment power.
(5)	Mr. Whitaker previously served as the Company’s Chief Financial Officer and resigned effective September 13, 2024.
(6)
Mr. Holliday previously served as the Company’s Vice President of Worldwide Sales and retired as an officer of the Company effective February 29, 2024. Beneficial ownership information as of September 10, 2024 is based on information provided by Mr. Holliday.

(7)	Includes 72,462 shares beneficially owned by Brent Stringham, who was appointed as Interim Chief Financial Officer and Chief Accounting Officer effective September 15, 2024.

Equity Compensation Plan Information
The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of the end of fiscal 2024:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,482,216(1)	3.44	1,287,844(3)
Equity compensation plans not approved by security holders	1,635,222(2)	4.46	—
Total	4,117,438	4.13	1,287,844

(1)
The number of securities to be issued includes 50,432 shares subject to outstanding stock options under the Lantronix, Inc. 2020 Performance Incentive Plan (the “2020 Plan”), 1,190,903 shares subject to outstanding RSU awards under the 2020 Plan that are subject to time-based vesting requirements only, 1,100,364 shares subject to outstanding RSU awards under the 2020 Plan that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 2,200,728 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved); and 131,742 shares subject to outstanding stock options under the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and 8,775 shares subject to outstanding RSU awards under the 2010 Plan that are subject to time-based vesting requirements only.

(2)
The shares reported in this row of the table are subject to awards that were granted as an inducement for the grantee to commence employment with the Company. These shares consist of (1) 470,255 shares subject to inducement RSUs that are subject to time-based vesting and 459,058 shares subject to inducement RSUs that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 918,116 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved) granted to Saleel Awsare, our President and Chief Executive Officer; (2) 62,404 shares subject to inducement RSUs that are subject to time-based vesting and 43,204 shares subject to inducement RSUs that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 86,408 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved) granted to Kurt Hoff, our Vice President of Worldwide Sales; (3) 95,691 shares subject to inducement RSUs that are subject to time-based vesting and 66,248 shares subject to inducement RSUs that are subject to performance-based vesting based on the target number of RSUs subject to such awards (with 132,496 shares being subject to such performance-based vesting awards if the maximum level of performance were achieved) granted to Mathi Gurusamy, our Chief Strategy Officer; (4) 40,747 shares subject to inducement RSUs and 100,000 shares subject to inducement stock options granted to Eric Bass, our Vice President of Engineering; (5) 100,000 shares subject to inducement stock options granted to Roger Holliday, our former Vice President of Worldwide Sales; and (6) 12,615 shares subject to inducement RSUs and 185,000 shares subject to inducement stock options granted to certain other employees. These inducement stock options and RSUs are generally subject to the same terms as stock options and RSUs granted under the 2020 Plan. Inducement awards generally vest over a period of three or four years, and inducement stock options generally have a term of seven years.

(3)
Of these shares, 1,106,844 shares were available for issuance under the 2020 Plan, and 181,000 shares were available for issuance under the Lantronix, Inc. Amended and Restated 2013 Employee Stock Purchase Plan.

Delinquent Section 16(a) Reports
To our knowledge, all reports that were required to be filed during the fiscal year ended June 30, 2024 by our executive officers, directors and beneficial owners of more than 10% of our common stock under Section 16 of the Exchange Act were filed on a timely basis, except that one Form 4 for each of Eric Bass and Roger Holliday relating in each case to a single purchase of shares made under our Employee Stock Purchase Plan, and one Form 4 for Bernhard Bruscha relating to three open-market sale transactions on a single day, were not timely filed.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
The Audit Committee of the Board of Directors performs general oversight of our financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with laws and regulations, as well as our Code of Conduct. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management is responsible for preparing our financial statements and implementing our financial reporting process, including our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and has the primary responsibility for assuring their accuracy, effectiveness and completeness.
Our independent registered public accountants, Baker Tilly US, LLP (“Baker Tilly”), are responsible for expressing an opinion on the conformity of our audited financial statements to U.S. Generally Accepted Accounting Principles (“GAAP”). The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of our internal controls and the overall quality of our financial reporting, and, as appropriate, initiates inquiries into various aspects of our financial affairs.
The members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the Company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board of Directors, management or by any committee of the Board of Directors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied GAAP appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the U.S. Public Company Accounting Oversight Board (“PCAOB”) or that the financial statements are presented in accordance with GAAP.
The Audit Committee currently consists of four directors, all of whom qualify as “independent” and meet the financial literacy and other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Mr. Hoshi Printer, who serves as Chair, Mr. Jason Cohenour, Mr. Phu Hoang and Ms. Christa Steele. The Board of Directors has determined that Mr. Printer is an “audit committee financial expert” under the rules of the SEC.
The Audit Committee took the following actions in fulfilling its oversight responsibilities:
(1)
reviewed and discussed the annual audited financial statements with management, including a discussion of the quality and the acceptability of our financial reporting and controls as well as the clarity of disclosures in the financial statements;

(2)	discussed with Baker Tilly the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
(3)
received from Baker Tilly written disclosures and the letter from Baker Tilly as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and has discussed with Baker Tilly its independence; and

(4)
based on the review and discussion referred to in (1) through (3) above, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, for filing with the SEC.

Audit Committee
Hoshi Printer, Chair Jason Cohenour Phu Hoang Christa Steele

OTHER INFORMATION
Policies and Procedures with Respect to Related Party Transactions
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.
Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions. Current SEC rules define a related party transaction for the Company to include any transaction, arrangement or relationship in which:
•	we are a participant;
•	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and
•
an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Code of Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.
All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.
Related Party Transactions
There were no transactions with related persons that required disclosure under applicable SEC rules during fiscal 2024 and 2023, nor are any such transactions currently proposed.
Indemnification and Insurance
Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, the Company indemnifies its directors and officers to the fullest extent permitted by law. The Company has also entered into indemnification agreements with each of its directors and executive officers contractually committing the Company to provide this indemnification to the directors and executive officers.
Annual Report on Form 10-K
The Company will furnish without charge, to each person whose proxy is solicited upon the written request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, as filed with the SEC, including the financial statements and financial statement schedules. In addition, upon request, the exhibits to that document will be furnished subject to payment of a specified fee. Requests for copies of these documents should be directed to: Lantronix, Inc., 48 Discovery, Suite 250, Irvine, California 92618, Attention: Corporate Secretary.

Where You Can Find More Information
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and other reports and information that we file or furnish pursuant to the Exchange Act are available free of charge on our website at www.lantronix.com as soon as reasonably practicable after filing or furnishing such reports with the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

By Order of the Board of Directors,

Irvine, California	Saleel Awsare
September 30, 2024	President, Chief Executive Officer and Director

LANTRONIX, INC.
2020 PERFORMANCE INCENTIVE PLAN
(As Amended and Restated August 27, 2024)
1.	PURPOSE OF PLAN
The purpose of this Lantronix, Inc. 2020 Performance Incentive Plan (this “Plan”) of Lantronix, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.
2.	ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.
3.	PLAN ADMINISTRATION
3.1
The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2
Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;
(b)	grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;
(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);
(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f)
accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;

(g)
adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and
(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
3.3
Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4
Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.
3.5
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1
Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2
Aggregate Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	7,149,047 shares of Common Stock, plus
(2)
the number of any shares subject to stock options granted under the Corporation’s Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”) and outstanding on the expiration of the 2010 Plan on September 15, 2020 (the “2010 Plan Expiration Date”) which expire, or for any reason are cancelled or terminated, after the 2010 Plan Expiration Date without being exercised (which, for purposes of clarity, shall become available for award grants under this Plan on a one-for-one basis), plus

(3)
the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2010 Plan that are outstanding and unvested on the 2010 Plan Expiration Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation after the 2010 Plan Expiration Date without having become vested.

provided that in no event shall the Share Limit exceed the sum of the 7,149,047 shares set forth in clause (1) above, plus the aggregate number of shares subject to awards previously granted and outstanding under the 2010 Plan as of the expiration of the 2010 Plan on the 2010 Plan Expiration Date.
4.3
Incentive Stock Option Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 2,500,000 shares. This limit is in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

4.4	Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:
(a)
Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)
Except as provided below, to the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right granted under this Plan, the gross number of underlying shares as to which the exercise related shall be counted against the Share Limit, as opposed to only counting the shares issued . (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be counted against the Share Limit with respect to such exercise.)

(c)
Shares that are exchanged by a participant or withheld by the Corporation on or after the date of the Corporation’s 2022 annual meeting of stockholders (the “2022 Annual Meeting Date”) as full or partial payment in connection with any award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries after the 2022 Annual Meeting Date to satisfy the tax withholding obligations related to any award granted under this Plan, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan.

(d)
In addition, shares that are exchanged by a participant or withheld by the Corporation after the 2022 Annual Meeting Date as full or partial payment in connection with any award granted under the 2010 Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries after the 2022 Annual Meeting Date to satisfy the tax withholding obligations related to any award granted under the 2010 Plan, shall not be available for new awards under this Plan.

(e)
To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f)
In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(g)	The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).
Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Sections 7 and 8.10.
4.5
No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS
5.1
Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.
5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.
5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.
5.2
Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3
Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4
Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a)	services rendered by the recipient of such award;
(b)	cash, check payable to the order of the Corporation, or electronic funds transfer;
(c)	notice and third party payment in such manner as may be authorized by the Administrator;
(d)	the delivery of previously owned shares of Common Stock;
(e)	by a reduction in the number of shares otherwise deliverable pursuant to the award; or
(f)
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
5.5
Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the Nasdaq Stock Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the closing price (in regular trading) for a share of Common Stock on the Market on the last day preceding the date in question on which sales of Common Stock were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.6	Transfer Restrictions.
5.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.6.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.6.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:
(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award);
(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator;
(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or
(e)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7
International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1
General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2
Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the

Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.
6.3
Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION
7.1	Adjustments.
(a)
Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)
Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions - Assumption and Termination of Awards.
(a)
Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
(b)
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)
For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

(d)
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e)
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)	Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
(g)
The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8.	OTHER PROVISIONS
8.1
Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2
No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4
Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5
Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)
The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b)
The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c)
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.
8.6	Effective Date, Termination and Suspension, Amendments.
8.6.1 Effective Date. This Plan is effective as of August 31, 2020, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3 Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.
8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7
Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability.
8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.
8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10
Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
8.11
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12
No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13
Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14
Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

SCAN TO VIEW MATERIALS & VOTE

LANTRONIX, INC.
48 DISCOVERY, SUITE 250
IRVINE, CA 92618

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58004-P17603

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LANTRONIX, INC.

The Board of Directors recommends you vote FOR each of the director nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

Nominees:	For	Against	Abstain
1a. Saleel Awsare	☐	☐	☐
1b. Philip Brace	☐	☐	☐
1c. Narbeh Derhacobian	☐	☐	☐
1d. Kevin Palatnik	☐	☐	☐
1e. Hoshi Printer	☐	☐	☐
2. To ratify the appointment of Baker Tilly US, LLP as our independent registered public accountants for the fiscal year ending June 30, 2025.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 5, 2024:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V58005-P17603

LANTRONIX, INC.
2024 Annual Meeting of Stockholders
November 5, 2024, 9:00 a.m. PT
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF LANTRONIX, INC.

The undersigned stockholder(s) of LANTRONIX, INC., a Delaware corporation, hereby appoint(s) Saleel Awsare and Mayant Luk, or either of them, proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. (the "Annual Meeting") to be held on November 5, 2024 at 9:00 a.m., Pacific time, at Lantronix's Corporate Headquarters, 48 Discovery, Suite 250, Irvine, CA 92618, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, WILL BE VOTED: (1) "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR; (2) "FOR" THE RATIFICATION OF BAKER TILLY US, LLP AS LANTRONIX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2025; (3) "FOR" THE APPROVAL OF THE COMPENSATION OF LANTRONIX'S NAMED EXECUTIVE OFFICERS; AND (4) "FOR" THE APPROVAL OF THE AMENDMENT TO OUR 2020 PERFORMANCE INCENTIVE PLAN.

Continued and to be signed on reverse side